                                                                    Exhibit 4.14



                                CREDIT AGREEMENT


                          $250,000,000 CREDIT FACILITY


                           dated as of April 26, 2001

                                      AMONG

                         WEATHERFORD INTERNATIONAL, INC.
                                as U.S. Borrower,

                          WEATHERFORD EURASIA LIMITED.
                                as U.K. Borrower,

                            WEATHERFORD EURASIA B.V.
                               as Dutch Borrower,


                                  BANK ONE, NA
                    as Administrative Agent and as a Lender,

                         THE ROYAL BANK OF SCOTLAND PLC
                     as Documentation Agent and as a Lender,

                              ROYAL BANK OF CANADA
                      as Syndication Agent and as a Lender,

                               ABN AMRO BANK N.V.
                      as Syndication Agent and as a Lender,

                         BANC ONE CAPITAL MARKETS, INC.
                     as Lead Arranger and Sole Book Runner,

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                -----
                                                    ARTICLE I
                                  DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

SECTION 1.01.  Definitions........................................................................................1

SECTION 1.02.  Types of Borrowings...............................................................................21

SECTION 1.03.  Accounting Terms; Changes in GAAP.................................................................21

SECTION 1.04.  Interpretation....................................................................................22


                                                   ARTICLE II
                                              COMMITMENTS; LOANS

SECTION 2.01.  Loans.............................................................................................23

SECTION 2.02.  Terminations or Reductions of Commitments.........................................................24

SECTION 2.03.  Commitment and Utilization Fees...................................................................24

SECTION 2.04.  Several Obligations...............................................................................25

SECTION 2.05.  Notes.............................................................................................25

SECTION 2.06.  Use of Proceeds...................................................................................26

SECTION 2.07.  Currency Fluctuations and Mandatory Prepayments
                           of Foreign Currency Amounts...........................................................26

SECTION 2.08.  Increase in Commitment Amount.....................................................................27

SECTION 2.09.  Additional Subsidiary Borrowers...................................................................27


                                                  ARTICLE III
                                BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

SECTION 3.01.  Borrowings........................................................................................27

SECTION 3.02.  Prepayments.......................................................................................28

SECTION 3.03.  Interest Options..................................................................................28


                                                  ARTICLE IV
                               PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; TAXES

SECTION 4.01.  Payments..........................................................................................34

SECTION 4.02.  Pro Rata Treatment................................................................................34

SECTION 4.03.  Certain Actions, Notices, Etc.....................................................................35

SECTION 4.04.  Non-Receipt of Funds by the Administrative Agent..................................................35

SECTION 4.05.  Sharing of Payments, Etc..........................................................................36

SECTION 4.06.  Taxes.............................................................................................36

                                                    ARTICLE V
                                             CONDITIONS PRECEDENT

                                                                                                                 Page
                                                                                                                -----
SECTION 5.01.  Conditions Precedent to the Initial Credit Event..................................................40

SECTION 5.02.  Conditions Precedent to All Credit Events.........................................................41

SECTION 5.03.  Delivery of Documents.............................................................................42


                                                  ARTICLE VI
                                       REPRESENTATIONS AND WARRANTIES

SECTION 6.01.  Organization and Qualification....................................................................42

SECTION 6.02.  Authorization, Validity, Etc......................................................................42

SECTION 6.03.  Governmental Consents, Etc........................................................................43

SECTION 6.04.  Conflicting or Adverse Agreements or Restrictions.................................................43

SECTION 6.05.  Title to Assets...................................................................................43

SECTION 6.06.  Litigation........................................................................................43

SECTION 6.07.  Information; Financial Statements.................................................................43

SECTION 6.08.  Investment Company Act............................................................................43

SECTION 6.09.  Public Utility Holding Company Act................................................................44

SECTION 6.10.  ERISA.............................................................................................44

SECTION 6.11.  Tax Returns and Payments..........................................................................44

SECTION 6.12.  Requirements of Law; Environmental Matters........................................................45

SECTION 6.13.  Purpose of Loans..................................................................................45

SECTION 6.14.  Designation of this Agreement and the Obligations.................................................45

SECTION 6.15.  No Default........................................................................................45


                                                  ARTICLE VII
                                            AFFIRMATIVE COVENANTS

SECTION 7.01.  Information Covenants.............................................................................45

SECTION 7.02.  Books, Records and Inspections....................................................................47

SECTION 7.03.  Insurance and Maintenance of Properties...........................................................47

SECTION 7.04.  Payment of Taxes and other Claims.................................................................47

SECTION 7.05.  Existence.........................................................................................47

SECTION 7.06.  ERISA Information and Compliance..................................................................47

SECTION 7.07.  Capital Adequacy..................................................................................48

SECTION 7.08.  Subsidiaries......................................................................................48


                                                  ARTICLE VIII
                                              NEGATIVE COVENANTS

SECTION 8.01.  Material Change in Business.......................................................................49

SECTION 8.02.  Consolidation, Merger, or Sale of Assets, Etc.....................................................49

SECTION 8.03.  Liens.............................................................................................50

SECTION 8.04.  Indebtedness......................................................................................50

SECTION 8.05.  Ownership of Subsidiary Borrowers.................................................................50

SECTION 8.06.  Financial Covenants...............................................................................50

                                                                                                                 Page
                                                                                                                -----
SECTION 8.07.  Limitation on Transactions with Affiliates........................................................50

SECTION 8.08.  Restrictions on Subsidiary Dividends..............................................................51

SECTION 8.09.  Debentures........................................................................................51

SECTION 8.10.  The Debenture Indentures..........................................................................51


                                                  ARTICLE IX
                                      EVENTS OF DEFAULT AND REMEDIES

SECTION 9.01.  Events of Default and Remedies....................................................................51

SECTION 9.02.  Right of Setoff...................................................................................54

SECTION 9.03.  Preservation of Security for Unmatured Obligations................................................54

SECTION 9.04.  Other Remedies....................................................................................55

SECTION 9.05.  Currency Conversion After Maturity................................................................55

SECTION 9.06.  Application of Moneys During Continuation of Event of Default.....................................55


                                                   ARTICLE X
                                             ADMINISTRATIVE AGENT

SECTION 10.01.  Appointment; Nature of Relationship..............................................................56

SECTION 10.02.  Powers...........................................................................................56

SECTION 10.03.  General Immunity.................................................................................56

SECTION 10.04.  No Responsibility for Loans, Recitals, etc.......................................................56

SECTION 10.05.  Action on Instructions of Lenders................................................................57

SECTION 10.06.  Employment of Agents and Counsel.................................................................57

SECTION 10.07.  Reliance on Documents; Counsel...................................................................57

SECTION 10.08.  Reimbursement and Indemnification................................................................57

SECTION 10.09.  Notice of Default................................................................................58

SECTION 10.10.  Rights as a Lender...............................................................................58

SECTION 10.11.  Lender Credit Decision...........................................................................58

SECTION 10.12.  Successor Administrative Agent...................................................................58

SECTION 10.13.  Other Titles.....................................................................................59


                                                  ARTICLE XI
                                           U.S. BORROWER GUARANTY

SECTION 11.01  U.S. Borrower Guaranty............................................................................59

SECTION 11.02.  Continuing Guaranty..............................................................................60

SECTION 11.03.  Effect of Debtor Relief Laws.....................................................................62

SECTION 11.04.  Waiver...........................................................................................63

SECTION 11.05.  Full Force and Effect............................................................................63


                                                  ARTICLE XII
                                                 MISCELLANEOUS

SECTION 12.01.  No Waiver; Remedies..............................................................................63

                                                                                                                 Page
                                                                                                                -----
SECTION 12.02.  Notices..........................................................................................64

SECTION 12.03.  Expenses, Etc....................................................................................64

SECTION 12.04.  Indemnity........................................................................................65

SECTION 12.05.  Amendments, Etc..................................................................................65

SECTION 12.06.  Successors and Assigns...........................................................................66

SECTION 12.07.  Confidentiality..................................................................................68

SECTION 12.08.  Survival of Representations and Warranties.......................................................69

SECTION 12.09.  Governing Law....................................................................................69

SECTION 12.10.  Independence of Covenants........................................................................69

SECTION 12.11.  Binding Effect...................................................................................69

SECTION 12.12.  Separability.....................................................................................69

SECTION 12.13.  Judgment Currency................................................................................69

SECTION 12.14.  Conflicts Between This Agreement and the Other Loan Documents....................................70

SECTION 12.15.  Limitation on Charges; Substitute Lenders; Non-Discrimination....................................70

SECTION 12.16.  Limitation of Interest...........................................................................70

SECTION 12.17.  Execution in Counterparts........................................................................71

SECTION 12.18.  Submission to Jurisdiction.......................................................................71

SECTION 12.19.  Waiver of Jury Trial.............................................................................72

SECTION 12.20.  Final Agreement of the Parties...................................................................73

EXHIBITS

EXHIBIT 1.01A     Rate Designation Notice
EXHIBIT 1.01B-1   Request For Extension of Credit - U.S. Borrower
EXHIBIT 1.01B-2   Request For Extension of Credit - Subsidiary Borrower
EXHIBIT 1.01C     Note
EXHIBIT 2.08      Increase Certificate
EXHIBIT 2.09      Joinder Agreement
EXHIBIT 7.01      Compliance Certificate
EXHIBIT 12.06     Assignment And Acceptance


SCHEDULES

SCHEDULE 1.01(a)  Commitments
SCHEDULE 1.01(b)  Applicable Lending Offices
SCHEDULE 6.01     Material Subsidiaries

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of April 26, 2001, is among:

     (a) Weatherford International, Inc., a Delaware corporation (the "U.S. Borrower");

     (b) Weatherford Eurasia Limited, a corporation organized under the laws of the United Kingdom (the "U.K. Borrower");

     (c) Weatherford Eurasia B.V., a corporation organized under the laws of the Netherlands (the "Dutch Borrower");

     (d) Bank One, NA, individually as a Lender and as administrative agent for the other Lenders (in such capacity together with any other Person that becomes the Administrative Agent pursuant to Section 10.09, the "Administrative Agent"); and

     (e) the banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each other Person that becomes a Lender pursuant to Section 2.08 or Section 12.06, collectively, the "Lenders").

     NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                  DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

     SECTION 1.01. Definitions. As used in this Agreement the following terms shall have the following meanings:


          "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or the other Obligations.

          "Additional Lenders" has the meaning specified in Section 2.08.

          "Additional Subsidiary Borrowers" has the meaning specified in Section 2.09.

          "Administrative Agent" has the meaning specified in paragraph (d) on page one hereof.



          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Commitment Amount" means $250,000,000 plus the amount of any increase in the Aggregate Commitment Amount pursuant to Section 2.08.

          "Agreement" means this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

          "Alternate Base Rate" means, for any day, the rate per annum equal to the higher of (a) the prime rate for that day for Loans denominated in Dollars quoted by the Administrative Agent, changing when and as such prime rate changes, and (b) the Federal Funds Rate for that day plus 1/2 of 1%. The aforesaid prime rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate and the Administrative Agent and each Lender disclaims any statement, representation or warranty to the contrary.

          "Applicable Lending Office" means, with respect to any Lender, the office, branch, subsidiary, affiliate or correspondent bank of such Lender listed on Schedule 1.01(b) or such other office, branch, subsidiary, affiliate or correspondent bank as such Lender may from time to time specify in writing to the Borrowers and the Administrative Agent.

          "Assignment and Acceptance" has the meaning specified in Section 12.06(b).

          "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) or obligations as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase securities or to purchase, sell or lease property (whether as lessee or lessor), products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the securities, property, products, materials or supplies, or transportation or services or
     (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Assurance shall be an amount equal to the lesser of the stated or determinable amount of the primary obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Availability Period" means, for each Lender, the period from the Effective Date to the Termination Date.

          "Bankruptcy Code" means the United States Bankruptcy Code, as the same may be amended and together with any successor statutes.

          "Base Rate Borrowing" means that portion of the principal balance of the Loans at any time bearing interest at the Alternate Base Rate, in the case of Loans advanced to the U.S. Borrower.

          "Base Rate Loan" means a Loan made pursuant to Section 2.01(a).

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or of its (managing) general partner or managing member, as the case may be), or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Borrowers" means, collectively, the U.S. Borrower, the U.K. Borrower, the Dutch Borrower, and any Subsidiary of the U.S. Borrower which becomes a Subsidiary Borrower pursuant to Section 2.09.

          "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas on which banks are open for business in Houston, Texas; provided, however, that, when used in connection with a Eurocurrency Borrowing, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits denominated in each of the Eligible Currencies in the London Interbank Market.

          "Calculation Date" means the last Business Day of each month.

          "Capital Lease" means, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capitalized Lease Obligation.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

          "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

          "Change of Control" means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Execution Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Execution Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Execution Date, except that a person or such group shall be deemed to have "beneficial ownership" of all shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the U.S. Borrower; (b) the U.S. Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the U.S. Borrower in a transaction not otherwise permitted by Section 8.02; (c) the U.S. Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the U.S. Borrower approve any plan of liquidation or dissolution of the U.S. Borrower; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the U.S. Borrower, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the U.S. Borrower then in office.

          "Change of Control Event" means (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to Section 14(d) of the Exchange Act that would result in a Change of Control if completed.

          "Code" means the Internal Revenue Code of 1986, as amended, from time to time, and the regulations promulgated thereunder.

          "Commitment" means, as to any Lender, the obligation, if any, of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth on
     Schedule 1.01(a) hereto under the caption "Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to Section 2.02 or Section
     2.08 hereof).

          "Commitment Fee Percentage" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

           Performance Level                     Commitment Fee
           -----------------                     --------------

                   I                                 .100%
                   II                                .125%
                  III                                .150%
                   IV                                .200%
                   V                                 .250%

     The Commitment Fee Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

          "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of such Lender's Commitment, and the denominator of which is the aggregate amount of the Commitments of all Lenders.

          "Communications" has the meaning specified in Section 12.02.

          "consolidated" means any Person whose financial condition and results of operations are required in accordance with GAAP to be shown on a consolidated basis with the financial condition and results of operations of the U.S. Borrower.

          "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the U.S. Borrower and its consolidated Subsidiaries for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (a) all income taxes (including state franchise taxes based on income) of the U.S. Borrower and its consolidated Subsidiaries paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of the U.S. Borrower and its consolidated Subsidiaries for such period; (c) depreciation and amortization of the U.S. Borrower and its consolidated Subsidiaries for such period determined in accordance with GAAP; and (d) other non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or reserve for, cash charges for any future periods) for such period determined in accordance with GAAP, and decreased (to the extent added in determining Consolidated Net Income) by any non-cash credits for such period determined in accordance with GAAP.

          "Consolidated Indebtedness" means, at the date of any determination thereof, Indebtedness of the U.S. Borrower and its consolidated Subsidiaries (other than Interest Rate Risk Indebtedness, Derivatives Obligations, and contingent obligations in respect of letters of credit) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means (without duplication), with respect to the U.S. Borrower and its consolidated Subsidiaries for any period, the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of (i) all Indebtedness of the U.S. Borrower and its consolidated Subsidiaries, plus (ii) the October 1997 Debentures, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of the U.S. Borrower means, for any period, the net income or loss of the U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded, without limitation, from such net income (to the extent otherwise included therein):

               (a) net extraordinary gains and losses;

               (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

               (c) the net income of any Person in which the U.S. Borrower or any consolidated Subsidiary has a joint equity interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the U.S. Borrower or such Subsidiary by such other Person during such period;

               (d) the net income of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with the U.S. Borrower or any consolidated Subsidiary or prior to the date its assets are acquired by the U.S. Borrower or any of the consolidated Subsidiaries, except that the foregoing shall not apply to any business acquisition accounted for as a pooling of interests;

               (e) the net income of any consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

               (f) any gains or losses attributable to write-ups or write-downs of assets other than in the ordinary course of business; and

               (g) foreign currency translations or adjustments.

               "Credit Event" means the making of any Loan.

               "Debt Rating" means, with respect to the U.S. Borrower as of any date of determination, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any non-credit enhanced unsecured long-term senior debt issued or to be issued by the U.S. Borrower. For purposes of the foregoing:

               (a) if only one of S&P and Moody's shall have in effect a Debt Rating, the Margin Percentage and the Commitment Fee Percentage shall be determined by reference to the available rating;

               (b) if, at any time, neither S&P nor Moody's shall have in effect a Debt Rating, the Margin Percentage and the Commitment Fee Percentage shall be set in accordance with Performance Level V under the definition of "Margin Percentage" or "Commitment Fee Percentage," as the case may be;

               (c) if the ratings established by S&P and Moody's shall fall within different Performance Levels, the Margin Percentage and the Commitment Fee Percentage shall be based upon the lower rating; provided, however, that, if the higher of such ratings is two or more Performance Levels above the lower of such ratings, the Margin Percentage and the Commitment Fee Percentage shall be based upon the rating that is one Performance Level above the lower rating;

               (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change; and

               (e) if S&P or Moody's shall change the basis on which ratings are established by it, each reference to the Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

               "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

               "Derivatives Obligations" means, as to any Person all obligations of such Person in respect of any swap transaction, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of foregoing transactions) or any combination of the foregoing transactions, entered into in the ordinary course of business of such Person for the purpose of hedging and not for speculative purposes.

               "Designated Currency" means, for a Eurocurrency Borrowing, the Eligible Currency which is designated for such Eurocurrency Borrowing and, for a Base Rate Borrowing, Dollars.

               "Dollar Equivalent" means with respect to (i) any amount of any Eligible Currency other than Dollars on any date, the equivalent amount in dollars of such amount of Eligible Currency as determined by the Administrative Agent in accordance with the terms hereof using the Exchange Rate and (ii) any amount in Dollars on any date, such amount.

               "Dollars," "US$" and "$" means lawful money of the United States of America.

               "Dutch Borrower" has the meaning designated in paragraph (c) on page one hereof.

               "Effective Date" means the date on which the conditions to borrowing set forth in Article V are first met.

          "Eligible Assignee" means (a) any Lender; (b) a commercial bank organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) any other bank approved by the Administrative Agent and the U.S. Borrower.

          "Eligible Currency" means (a) Dollars, Euros, Pounds Sterling, and any other Marketable Currency which has been agreed upon in writing by the U.S. Borrower, the Administrative Agent, and the Majority Lenders and (b) any other currency which has been agreed upon in writing by the U.S. Borrower, the Administrative Agent, and the Lenders.

          "Environmental Law" means all federal, state, provincial or local laws, statutes, rules, regulations, ordinances and codes, together with all final administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to the protection of the environment or the disposal of hazardous waste.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder.

          "ERISA Affiliate" means (a) all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code and (b) any Subsidiary of any Obligor.

          "Euro", "EUR", and/or "E" means the Euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

          "Eurocurrency Borrowing" means each portion of the principal balance of the Loans at any time bearing interest at the Eurocurrency Rate.

          "Eurocurrency Loan" means a Loan made pursuant to Section 2.01(b).

          "Eurocurrency Rate" means, with respect to a Eurocurrency Borrowing for the relevant Interest Period, the applicable Margin Percentage from time to time in effect plus the applicable British Bankers' Association London interbank offered rate for deposits in the Designated Currency for such Eurocurrency Borrowing, as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association London interbank offered rate is available to the Administrative Agent, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the arithmetic average determined by the Administrative Agent on the basis of notification from the Reference Banks of the rates at which deposits in the Designated Currency and in immediately available funds are offered to first class banks in the London interbank market by the Reference Banks at 11:00 a.m. (London time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period and in amounts substantially equal to the amount of the requested Eurocurrency Borrowing of each such Reference Bank comprising a part of such Borrowing.

          "Eurocurrency Rate Reserve Percentage" of any Lender for the Interest Period for any Eurocurrency Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board or other applicable Government Authority for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Loans having a term equal to such Interest Period.

          "Event of Default" shall have the meaning specified in Article IX hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Rate" means, on any Business Day, with respect to any calculation of the Dollar Equivalent with respect to a currency other than Dollars on any date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the relevant FWDS Series Reuters currency page at or about 11:00 a.m. Houston, Texas time on such date. In the event that such rate does not appear on any such Reuters page, the "Exchange Rate" with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the U.S. Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M. local time at such date for the purchase of such currency with Dollars or the purchase of Dollars with such currency, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such currency) as it deems appropriate to determine such rate and such determination shall be presumed correct absent manifest error (without prejudice to the determination of the reasonableness of such method).

          "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Obligors and each Lender listed on the signature pages hereof and the Administrative Agent shall have received counterparts hereof which taken together, bear the signature of the Obligors, each Lender and the Administrative Agent.

          "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

          "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole and absolute discretion.

          "Finance Code" means the Texas Finance Code, 1998, as amended.

          "foreign" means, when used with respect to a Subsidiary of any Person, a Subsidiary of such Person organized under the laws of any jurisdiction other than a State of the United States or the District of Columbia.

          "Foreign Currency Subfacility Amount" means $100,000,000. In connection with the application of any provision hereof using the term "Foreign Currency Subfacility Amount", any amounts denominated and funded in an Eligible Currency other than Dollars shall be converted to Dollars using the then current Exchange Rate.

          "Funding Loss" means, with respect to (a) any Borrower's payment of principal of a Eurocurrency Borrowing on a day other than the last day of the applicable Interest Period; (b) any Borrower's failure to borrow a Eurocurrency Borrowing on the date specified by such Borrower; (c) any Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by such Borrower, or (d) any cessation of a Eurocurrency Rate to apply to the Loans or any part thereof pursuant to Section 3.03, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

          "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

          "Governmental Authority" means any governmental authority of the United States of America, the U.K., the Netherlands, any State of the United States, any political subdivision of the U.K. or the Netherlands, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or lawfully asserting jurisdiction over the Administrative Agent, any Lender, any Obligor or their respective properties.

          "Guaranteed Obligations" has the meaning specified in Section 11.01.

          "Increase Certificate" has the meaning specified in Section 2.08.

          "Increase Deadline" has the meaning specified in Section 2.08.

          "Indebtedness" means (without duplication), with respect to any Person, (a) any liability (other than the October 1997 Debentures) of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument, (iii) for the balance deferred and unpaid of the purchase price for any property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (iv) for the payment of money relating to the principal portion of any Capitalized Lease Obligation; (b) any obligation of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
     by) a consensual Lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (c) all net obligations of such Person as of the date of a required calculation of any Derivatives Obligations; (d) all Assurances of such Person of the Indebtedness of any other Person of the type referred to in clause (a) or
     (c); (e) Interest Rate Risk Indebtedness of such Person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

          "Indemnitee" has the meaning specified in Section 12.04.

          "Interest Coverage Ratio" means, at the end of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the fiscal quarter then ended and for the immediately preceding three fiscal quarters to (b) Consolidated Interest Expense (excluding interest accrued in respect of the October 1997 Debentures but not actually paid in cash) for such four fiscal quarters.

          "Interest Options" means the Alternate Base Rate and each Eurocurrency Rate, and "Interest Option" means any of them.

          "Interest Payment Dates" means (a) for Base Rate Borrowings, June 30, 2001 and the last day of each June, September, December and March thereafter prior to the Maturity Date, the date of any prepayment of principal (whether due to acceleration or otherwise), and the Maturity Date; and (b) for Eurocurrency Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, the day that would have been the last day of such Interest Period had it had a duration of three months), the date of any prepayment of principal (whether due to acceleration or otherwise), and the Maturity Date.

          "Interest Period" means, for each Eurocurrency Borrowing, a period commencing on the date such Eurocurrency Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.03(c)(iii), (i) one, two, three or six months thereafter, as any Borrower shall elect in accordance herewith or (ii) such other period thereafter, as the applicable Borrower and the Lenders shall mutually elect in accordance herewith; provided, (a) unless the Administrative Agent shall otherwise consent, no Interest Period with respect to a Eurocurrency Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (b) any Interest Period with respect to a Eurocurrency Borrowing which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (c) any Interest Period with respect to a Eurocurrency Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate calendar month; (d) no Interest Period for a Loan shall ever extend beyond the Maturity Date,
     (e) Interest Periods shall be selected by each Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date, and (f) the U.K. Borrower shall not select an Interest Period which ends before October 27, 2001.

          "Interest Rate Risk Indebtedness" means all obligations and Indebtedness of the Borrowers with respect to the program for the hedging of interest rate risk provided for in any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by any Borrower for the purpose of reducing such Borrower's exposure to interest rate fluctuations and not for speculative purposes, approved in writing by the Administrative Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

          "ISDA" means the International Swaps and Derivatives Association, Inc.

          "Lender" has the meaning specified in the paragraph (e) on page one hereof.

          "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement or any lease (excluding, however, any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind; provided, however, that "Lien" shall not include or cover (i) setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations, arising under

     ISDA standard documents or otherwise customary in swap or hedging transactions; and (ii) setoff rights of banks party to Derivative Obligations which rights arise in the ordinary course of customary banking relationships.

          "Loan Documents" means, collectively, this Agreement, the Notes, the U.S. Borrower Guaranty, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to the Administrative Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

          "Loans" means the loans provided for by Section 2.01(a) and (b).

          "Majority Lenders" means, at any time while the Commitments are outstanding, Lenders having at least 51% of the aggregate amount of Commitments, and at any other time, Lenders having at least 51% of the aggregate amount of outstanding Obligations.

          "Margin Percentage" means at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


                                                  Eurocurrency Borrowings
                 Performance Level                    Margin Percentage
                 -----------------                -----------------------
                         I                                .500%
                        II                                .625%
                       III                                .875%
                        IV                               1.125%
                         V                               1.375%

     The Margin Percentage for each Eurocurrency Borrowing made pursuant to
     Section 2.02 shall be determined by reference to the Performance Level in effect from time to time.

          "Marketable Currency" means any currency other than Dollars (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the London interbank market and (v) as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Eligible Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are or will be introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Eligible Currency until such time as all of the Lenders agree to reinstate such currency as an Eligible Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Eligible Currency, subject to the other terms set forth in Articles II and III.

          "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the U.S. Borrower and its consolidated Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Obligors to collectively perform their payment or other material obligations hereunder or under the Notes and other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by the Obligors under the Loan Documents or (c) the subjection of the Administrative Agent or any Lender to any civil or criminal liability arising in connection with the Loan Documents.

          "Material Subsidiary" means, at any date, (a) a consolidated Subsidiary the Capital Stock of which is owned by the U.S. Borrower and/or one or more Subsidiaries and that either (i) has total assets in excess of 5% of the total assets of the U.S. Borrower and its consolidated Subsidiaries, in each case as determined in accordance with GAAP or (ii) has gross net revenues in excess of 5% of the consolidated gross revenues of the U.S. Borrower and its consolidated Subsidiaries based, in each case, on the most recent audited consolidated financial statements of the U.S. Borrower.

          "Maturity Date" means the date of maturity of the Notes and the other Obligations, which is April 26, 2004.

          "Maximum Lawful Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable United States federal or Texas laws or, in the case of advances made to the U.K. Borrower, the Dutch Borrower, or any other Subsidiary Borrower, whichever of applicable U.K., Dutch, or other laws, as applicable, (or the laws of any other jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the express choice of law provisions set forth herein) permits the higher interest rate, stated as a rate per annum. On each day, if any, that Section 303.301 of the Finance Code establishes the Maximum Lawful Rate, the Maximum Lawful Rate shall be the weekly rate ceiling therein for that day. The Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Finance Code by notice to the Borrowers, if and to the extent permitted by the Finance Code. Without notice to the Borrowers or any other Person, the Maximum Lawful Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

          "May 1996 Debenture Indenture" means the Indenture dated as of May 17, 1996, from the U.S. Borrower to The Bank of New York, as Trustee, as amended and supplemented to the Execution Date.

          "May 1996 Debentures" means the U.S. Borrower's debentures issued pursuant to the May 1996 Debenture Indenture.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "Net Worth" means, as to the U.S. Borrower and the Subsidiaries, on a consolidated basis, at any date of determination thereof, the sum of (a) the par value or stated value of its Capital Stock, plus (b) capital in excess of par or stated value of shares of its Capital Stock, plus (or minus in the case of a deficit), (c) retained earnings or accumulated deficit, as the case may be, plus (d) and any other account which, in accordance with GAAP, constitutes stockholders' equity, excluding (e) any treasury stock, and (f) the effects upon net worth resulting from the translation of foreign currency denominated assets into Dollars.

          "Non-U.K. Bank" has the meaning specified in Section 4.06(e)(ii)(A) hereof.


          "Notes" has the meaning specified in Section 2.05 hereof.

          "Obligations" means, as at any date of determination thereof, the sum of the following: (a) the aggregate principal amount of Loans outstanding hereunder on such date, plus (b) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

          "Obligors" means each Borrower and the U.S. Borrower as guarantor of the Guaranteed Obligations.

          "October 1997 Debenture Indenture" means the Indenture dated as of October 15, 1997, from the U.S. Borrower to The Chase Manhattan Bank, as Trustee, as amended and supplemented to the Execution Date.

          "October 1997 Debentures" means the U.S. Borrower's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 issued pursuant to the October 1997 Debenture Indenture.

          "OECD" means the Organization for Economic Cooperation and Development (or any successor thereto).

          "Other Taxes" has the meaning specified in Section 4.06(b) hereof.

          "Past Due Rate" means, on any day, a rate per annum equal to (a) for Base Rate Borrowings, the applicable Alternate Base Rate plus 2% and (b) for Eurocurrency Borrowings, the applicable Eurocurrency Rate plus 2%.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Level" means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

          "Performance Level I" means, at any date of determination, the U.S. Borrower shall have a Debt Rating in effect on such date of A- or better by S&P and A3 or better by Moody's.

          "Performance Level II" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and
     (b) the U.S. Borrower shall have a Debt Rating in effect on such date of BBB+ or better by S&P and Baa1 or better by Moody's.

          "Performance Level III" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the U.S. Borrower shall have a Debt Rating in effect on such date of BBB or better by S&P and Baa2 or better by Moody's.

          "Performance Level IV" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the U.S. Borrower shall have a Debt Rating in effect on such date of BBB- or better by S&P and Baa3 or better by Moody's.

          "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

          "Permitted Liens" means, without duplication,

               (a) Liens, not otherwise permitted under any other provision of this definition, securing Indebtedness permitted under this Agreement in an aggregate principal amount at any time outstanding which does not exceed 12% of Net Worth;

               (b) Liens for taxes or unpaid utilities not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the U.S. Borrower or the Subsidiaries, as the case may be, in conformity with GAAP;

               (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (d) pledges or deposits or deemed trusts in connection with workers' compensation, unemployment insurance, pension, employment or other social security legislation;

               (e) easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;

               (f) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

               (g) Liens on the assets of any entity or asset existing at the time such asset or entity is acquired by the U.S. Borrower or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the U.S. Borrower or any Subsidiary; (ii) do not extend to any other assets of the U.S. Borrower or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

               (h) Liens securing Indebtedness of the U.S. Borrower or its Subsidiaries not prohibited by Section 8.04 incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created not more than 90 days after the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and
          (C) the Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased;

               (i) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (j) leases or subleases granted to others not interfering in any material respect with the business of the U.S. Borrower or any Subsidiary;

               (k) Liens to secure obligations arising from statutory or regulatory requirements;

               (l) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement;

               (m) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the U.S. Borrower or any Subsidiary on deposit with or in possession of such bank; and

               (n) any renewal or refinancing of or substitution for, or any extension or modification of any maturity date for any Indebtedness secured by, any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets.

               "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

               "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
          Section 412 of the Code and is either (a) maintained by any Borrower or any ERISA Affiliate for employees of any Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which any Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

               "Pounds Sterling" and/or "(pound)" means lawful money of the United Kingdom of Great Britain and Northern Ireland.

               "Principal Office" means (a) for Loans denominated in Dollars, the principal office of the Administrative Agent, presently located at 1 Bank One Plaza, Suite IL1-0429, 8th Floor, Chicago, Illinois 60670-0429 and (b) for Loans denominated in an Eligible Currency other than Dollars, the office of the Administrative Agent which is located at One Triton Square, London NW13FN, England.

               "Quarterly Dates" means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

               "Rate Designation Date" means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time on the date of such borrowing, and (b) in the case of Eurocurrency Borrowings, 11:00 a.m., Houston, Texas time on the date three Business Days preceding the first day of any proposed Interest Period.

               "Rate Designation Notice" means a written notice substantially in the form of Exhibit 1.01A.

               "Reference Banks" means Bank One, NA, ABN AMRO Bank N.V. and The Royal Bank of Scotland plc.

               "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

               "Regulatory Change" means with respect to any Lender, any change on or after the date of this Agreement in any Requirement of Law (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Requirement of Laws (whether or not having the force of law) by any Governmental Authority.

               "Reportable Event" means an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

               "Request for Extension of Credit" means a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of the U.S. Borrower, a director of the U.K. Borrower or Dutch Borrower, or an authorized officer or director of any other Subsidiary Borrower certified in writing to the Administrative Agent as authorized to sign on behalf of such Subsidiary Borrower, as the case may be, or any other Person duly authorized by one of such officers, appropriately completed and substantially in the form of Exhibit 1.01B-1 (U.S. Borrower) or
          Exhibit 1.01B-2 (Subsidiary Borrower), as the case may be.

               "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reset Date" has the meaning specified in Section 2.07(a).

               "Responsible Officer" means, with respect to any Obligor, the President, the chief financial officer, the controller or any vice president of such Obligor, or an individual specifically authorized by the Board of Directors of such Obligor to sign on behalf of such Obligor.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

               "Stated Rate" means the effective weighted per annum rate of interest applicable to the Obligations; provided, that if on any day such rate shall exceed the Maximum Lawful Rate for that day, the Stated Rate shall be fixed at the Maximum Lawful Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes and the other Obligations plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Maximum Lawful Rate. If the Obligations mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, the applicable Borrower promises to pay on demand to the order of the holder of the applicable Obligations interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Obligations if the Stated Rate had been defined as equal to the Maximum Lawful Rate from time to time in effect and (ii) the total interest which would have accrued on such Obligations if the Stated Rate were not so prohibited from exceeding the Maximum Lawful Rate, over (b) the total interest actually accrued on such Obligations to such maturity (or prepayment) date. Without notice to any Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

               "Subsidiary" means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Unless the context otherwise clearly requires, references in this Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the U.S. Borrower.

               "Subsidiary Borrowers" means the U.K. Borrower, the Dutch Borrower, and any other Subsidiary of the U.S. Borrower which becomes a Subsidiary Borrower pursuant to Section 2.09.

               "Subsidiary Borrower Obligations" means, as at any date of determination thereof (determined without duplication), the aggregate principal amount of the Loans outstanding to the Subsidiary Borrowers hereunder on such date, together with any accrued and unpaid interest and fees in respect of such Loans.

               "Taxes" shall have the meaning ascribed to it in Section 4.06.

               "Termination Date" means the earlier of (a) the Maturity Date or
          (b) the earlier date of the acceleration of the maturity of the Obligations pursuant to Section 9.01.

               "Total Capitalization" means, at any date, the sum of Consolidated Indebtedness and Net Worth and the outstanding principal amount of the October 1997 Debentures at such date.

               "Total Foreign Currency Exposure" means, at any time and without duplication, the sum of the aggregate principal amounts of the then outstanding Eurocurrency Loans denominated and funded in an Eligible Currency other than Dollars, expressed in Dollars using, where applicable, the then current Exchange Rate.

               "U.K. Bank" has the meaning specified in Section 4.06(e)(ii)(B) hereof.


               "U.K. Borrower" has the meaning specified in paragraph (b) on page one hereof.

               "U.S. Borrower" has the meaning specified in paragraph (a) on page one hereof.

               "U.S. Borrower Guaranty" means the guaranty contained in Article XI.

               "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

               "Wholly-Owned Subsidiary" means a Subsidiary of which all issued and outstanding Capital Stock (excluding directors' qualifying shares) is directly or indirectly owned by the U.S. Borrower.

               SECTION 1.02. Types of Borrowings. Borrowings hereunder are distinguished by "Type." The "Type" of a Loan refers to the determination whether such Loan is a part of a Eurocurrency Borrowing or part of a Base Rate Borrowing.

     SECTION 1.03. Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the U.S. Borrower on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in Section 1.01 or the covenants set forth in
Article VIII would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the U.S. Borrower and the Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII, or both, in such respects as shall reasonably be deemed necessary by the Majority Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP or Statutory Accounting Practices, and (b) the U.S. Borrower shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the U.S. Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

     SECTION 1.04. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

          (i) the singular number includes the plural number and vice versa;

          (ii) reference to any gender includes each other gender;

          (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding";

          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

          (x) the term "annualized" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 or 366 (whichever may be the number of days in the applicable year) and the denominator of which is the number of days elapsed in such year.

          (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.


                                   ARTICLE II
                               COMMITMENTS; LOANS

     SECTION 2.01. Loans. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement to make Loans as follows:

     (a) Base Rate Loans. From time to time on or after the Effective Date and during the Availability Period, each Lender shall make loans denominated and funded in Dollars under this Section 2.01(a) ("Base Rate Loans") to the U.S. Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment Percentage of the Aggregate Commitment Amount minus the aggregate principal amount of the Dollar Equivalent of the Eurocurrency Loans owing to such Lender at such time. Subject to the conditions in this Agreement, any such Base Rate Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Base Rate Loans shall be due and payable in full on the Termination Date. The aggregate of all Base Rate Loans to be made by the Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Commitments and (ii) $1,000,000 or any integral multiple of $500,000 in excess thereof.

     (b) Eurocurrency Loans. (i) From time to time on or after the Effective Date and during the Availability Period, each Lender shall make loans denominated and funded in Eligible Currencies under this Section 2.01(b) ("Eurocurrency Loans") to the U.S. Borrower and the Subsidiary Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment Percentage of the Aggregate Commitment Amount minus the aggregate principal amount of the Base Rate Loans owing to such Lender at such time; provided that the aggregate of all Eurocurrency Loans which are denominated and funded in an Eligible Currency other than Dollars may not exceed the Foreign Currency Subfacility Amount. Subject to the conditions in this Agreement, any such Eurocurrency Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Eurocurrency Loans shall be due and payable in full on the Termination Date. The aggregate of all Eurocurrency Loans to be made by the Lenders in connection with a particular borrowing shall be equal to the lesser of (A)(1) in the case of Eurocurrency Loans denominated in currencies other than Dollars, the unutilized portion of the Foreign Currency Subfacility Amount and (2) in the case of Eurocurrency Loans denominated in Dollars, the unutilized portion of the Commitments and (B) $3,000,000, (pound)3,000,000, (euro)3,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate for such Loan's Designated Currency, or any integral multiple of $1,000,000, (pound)1,000,000, or (euro)1,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate, in excess thereof.

     (ii) Anything in this subsection 2.01(b) to the contrary notwithstanding,
(A) at no time shall any Eurocurrency Loan denominated in a currency other than Dollars be made if, after giving effect thereto, the aggregate Dollar Equivalent of the then outstanding Eurocurrency Loans of all the Lenders denominated in currencies other than Dollars would exceed $100,000,000, and (B) at no time shall any Eurocurrency Loan be made if, after giving effect thereto, the outstanding Obligations would exceed the Aggregate Commitment Amount or the Obligations owing to any Lender would exceed such Lender's Commitment.

     SECTION 2.02. Terminations or Reductions of Commitments.


     (a) Mandatory. On the Termination Date, all Commitments shall be terminated in their entirety.


     (b) Optional. The U.S. Borrower shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, provided that (i) the U.S. Borrower shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 4.03 and (ii) each such partial reduction shall be in an integral multiple of $5,000,000. Notwithstanding the foregoing, the Borrowers may not reduce the Commitments below the then outstanding principal balance of the Obligations. No termination or reduction of the Commitments pursuant to this provision may be reinstated without the prior written approval of the Administrative Agent and all the Lenders.

     SECTION 2.03. Commitment and Utilization Fees. (a) The U.S. Borrower shall pay to the Administrative Agent, for the account of each Lender, commitment fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such commitment fees shall be computed and accrued (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Commitment for such day over (y) the aggregate unpaid principal balance (in Dollars) of such Lender's Loans on such day. Accrued commitment fees shall be payable in arrears on the Quarterly Dates prior to the Termination Date and on the Termination Date, with any Obligations under Eurocurrency Loans denominated in currencies other than Dollars converted to their Dollar Equivalents on each such date for the purposes of each such calculation.

     (b) The U.S. Borrower shall pay to the Administrative Agent, for the account of each Lender, utilization fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to 0.125%. Such utilization fees (i) shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day on which the aggregate unpaid principal balance (in Dollars) of each Lender's Loans on such day exceeds 33-1/3% of the aggregate amount of such Lender's Commitment for such day and
(ii) shall be based on the aggregate unpaid principal balance (in Dollars) of each Lender's Loans on such day. Accrued utilization fees shall be payable in arrears on the Quarterly Dates prior to the Termination Date and on the Termination Date, with any Obligations under Eurocurrency Loans denominated in currencies other than Dollars converted to their Dollar Equivalents on each such date for the purposes of each such calculation.

     (c) All past due fees payable under this Section 2.03 shall bear interest at the Past Due Rate.


     SECTION 2.04. Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan. Notwithstanding anything contained herein to the contrary, if a Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective Commitment Percentages until the Obligations of each Lender (including the defaulting Lender) are equal to such Lender's Commitment Percentage of the total Obligations.


     SECTION 2.05. Notes. The Loans made by each Lender shall be evidenced by a Note made by the U.S. Borrower, a Note made by the U.K. Borrower, a Note made by the Dutch Borrower, and a Note made by each other Subsidiary Borrower, if any, each in substantially the form of Exhibit 1.01C, each payable to the order of such Lender in a principal amount equal to the Commitment of such Lender, and each otherwise duly completed. The promissory notes described in this Section
2.05 are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by each Borrower to note in such Lender's records or endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the applicable Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of any Borrower under such Note or hereunder in respect of such Loan.

     SECTION 2.06. Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers for working capital and general corporate purposes. Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

     SECTION 2.07. Currency Fluctuations and Mandatory Prepayments of Foreign Currency Amounts. (a) Not later than 1:00 p.m., Houston, Texas time, on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Calculation Date.

     (b) Not later than 3:00 p.m., Houston, Texas time, on each Reset Date, the Administrative Agent shall determine the Total Foreign Currency Exposure and the aggregate outstanding unpaid Obligations (each expressed in Dollars).

     (c) If, on any Reset Date, the aggregate Obligations exceed the aggregate Commitments by 5% or more, then (i) the Administrative Agent shall give notice thereof to the Lenders and the Borrowers and (ii) the Borrowers shall within two
(2) Business Days thereafter repay or prepay Loans in accordance with this Agreement in an aggregate principal amount sufficient to reduce the sum of the aggregate Obligations to the aggregate Commitments.

     (d) If, on any Reset Date which is also the first Business Day of April, July, October, or January, the Total Foreign Currency Exposure exceeds $100,000,000 by 5% or more, then (i) the Administrative Agent shall give notice thereof to the Borrowers and the Lenders and (ii) the Borrowers shall within two
(2) Business Days thereafter repay or prepay Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Foreign Currency Exposure shall not exceed $100,000,000.

     (e) If, on any Reset Date which is not the first Business Day of April, July, October, or January, the Total Foreign Currency Exposure exceeds $100,000,000 by 5% or more, then (i) the Administrative Agent shall give notice thereof to the Borrowers and the Lenders, (ii) the Administrative Agent shall determine whether the aggregate Obligations exceed the aggregate Commitments, and (iii) if the aggregate Obligations do exceed the aggregate Commitments, then the Borrowers shall within two (2) Business Days thereafter repay or prepay Loans in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate Obligations shall not exceed the aggregate Commitments. If the Administrative Agent determines, pursuant to clause (ii) of the immediately preceding sentence, that the aggregate Obligations do not exceed the aggregate Commitments, then no payment or prepayment shall be required under this Section 2.07(e).

     (f) Any prepayment required to be made pursuant to this subsection shall be accompanied by payment of amounts payable, if any, pursuant to Section 3.03 in respect of the amount to be prepaid.

     SECTION 2.08. Increase in Commitment Amount. If no Default or Event of Default has occurred and is continuing, the U.S. Borrower may request an increase of the Lenders' Commitments by giving written notice of such request to the Administrative Agent no later than April 25, 2004. The Administrative Agent shall notify each Lender of the U.S. Borrower's request and shall provide each Lender with a certificate in substantially the form of Exhibit 2.08 hereto ("Increase Certificate"). Each Lender shall have the option to increase its Commitment by an amount equal to its Commitment Percentage multiplied by the total increase requested, and shall indicate its decision to increase its Commitment by signing the Increase Certificate and returning it to the Administrative Agent no later than ten Business Days after the Administrative Agent's notification of the Lenders ("Increase Deadline"). If all of the Lenders do not execute and return the Increase Certificate by the Increase Deadline, one or more financial institutions ("Additional Lenders") may become Lenders under this Agreement, with the consent of the U.S. Borrower, the Administrative Agent, and the Majority Lenders, in order to provide the requested increase in aggregate Commitments. Any such Additional Lender shall indicate its decision to enter this Agreement by signing the Increase Certificate and returning it to the Administrative Agent. Upon receipt by the Administrative Agent of an executed Increase Certificate, effective on the effective date set forth in such Increase Certificate, and without further action by the Borrowers, the Administrative Agent or any Lender, (a) the Commitment of each existing Lender which is a party to the Increase Certificate shall increase automatically by the amount indicated in such Increase Certificate, (b) each Additional Lender, if there are any, shall become a party in all respects to this Agreement and the other Loan Documents, with a Commitment in the amount indicated in the Increase Certificate, and (c) each of the Dollar amount shown on the title page of this Agreement, the Dollar amount contained in the definition of "Aggregate Commitment Amount", and Schedule 1.01(a) hereto shall be amended to reflect the increased Commitments of the existing Lenders and the Commitments of any Additional Lenders; PROVIDED, HOWEVER, that (i) the Aggregate Commitment Amount may not exceed $400,000,000 at any time during the term of this Agreement and
(ii) no Lender's Commitment may be increased pursuant to this section without its prior written consent.

     SECTION 2.09. Additional Subsidiary Borrowers. Upon the request by the U.S. Borrower and approval by the Administrative Agent, any Wholly-Owned Subsidiary of the U.S. Borrower may become a Subsidiary Borrower under this Agreement (each such Subsidiary becoming a Subsidiary Borrower pursuant to this Section 2.09 being an "Additional Subsidiary Borrower") provided that such Additional Subsidiary Borrower shall execute and deliver to the Administrative Agent a Joinder Agreement in substantially the form of the attached Exhibit 2.09, together with such evidence of corporate authority to enter into such Joinder Agreement as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Joinder Agreement and such other documents and governmental certificates as the Administrative Agent may reasonably request.


                                   ARTICLE III

                  BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

     SECTION 3.01. Borrowings. The applicable Borrower shall give the Administrative Agent notice of each borrowing to be made hereunder as provided in Section 4.03, and the Administrative Agent shall promptly notify each applicable Lender of such request. Not later than 12:00 noon, Houston, Texas time, on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to the Administrative Agent at the Principal Office, in immediately available funds, for the account of the applicable Borrower. Such amounts received by the Administrative Agent will be held in an account maintained by the applicable Borrower with the Administrative Agent. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the applicable Borrower and approved by the Administrative Agent.

     SECTION 3.02. Prepayments.


     (a) Optional Prepayments. Except as provided in Section 3.03, each Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any of the Obligations at any time or from time to time, provided that the applicable Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 4.03. Each optional prepayment on a Loan made up of Base Rate Borrowings shall be in an amount equal to an integral multiple of $1,000,000. Each optional prepayment on a Loan made up of Eurocurrency Borrowings shall be in an amount no less than $5,000,000, (pound)5,000,000, or _5,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate for such Loan's Designated Currency, or any integral multiple of $1,000,000, (pound)1,000,000, or _1,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate, in excess thereof.

     (b) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable in arrears on the Interest Payment Dates; provided that no interest payment shall be made by the U.K. Borrower on any date prior to October 27, 2001, and any interest due and payable by the U.K. Borrower on any date prior to October 27, 2001 shall be due and payable in arrears on October 27, 2001.

     (c) Mandatory Prepayments. On the date that a Change of Control of the type described in clause (c) of the definition of that term occurs and on the date that is 15 days after the occurrence of any other type of Change of Control, the Borrowers shall prepay the outstanding principal amount of the Loans in immediately available funds, and the Commitments shall terminate.

     SECTION 3.03. Interest Options.


     (a) Options Available. The outstanding principal balance of Eurocurrency Loans shall bear interest at the applicable Eurocurrency Rate, and the outstanding principal balance of Base Rate Loans shall bear interest at the Alternate Base Rate; provided, that all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate. The records of the Administrative Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of the Loans to which they are applicable shall be presumed correct, absent manifest error. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Maximum Lawful Rate.

     (b) Designation and Conversion. Each Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default or Event of Default has occurred and is continuing and subject to the last sentence of Section 3.03(a) and the provisions of
Section 3.03(c), each Borrower may elect to have a Eurocurrency Rate apply or continue to apply to all or any portion of the principal balance of its Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the applicable Notes. The Interest Options shall be designated or converted in the manner provided below:

          (i) The applicable Borrower shall give the Administrative Agent a written Rate Designation Notice (and the Administrative Agent shall promptly inform each applicable Lender thereof). Each such written notice shall specify the amount of the Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by the applicable Borrower. Such notice shall be irrevocable and shall be given to the Administrative Agent no later than the applicable Rate Designation Date.

          (ii) No more than seven Eurocurrency Borrowings shall be in effect with respect to the Eurocurrency Loans at any time, no more than five of which shall be in effect with respect to Eurocurrency Loans denominated in currencies other than Dollars at any time. No single Eurocurrency Borrowing may include Loans in different currencies.

          (iii) Each designation or conversion of a Eurocurrency Borrowing shall occur on a Business Day.

          (iv) Except as provided in Section 3.03(c), no Eurocurrency Borrowing shall be converted to a Base Rate Borrowing or another Eurocurrency Borrowing on any day other than the last day of the applicable Interest Period.

          (v) Each request for a Eurocurrency Borrowing shall be in an amount equal to or greater than $3,000,000, (pound)3,000,000, (euro)3,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate for such Loan's Designated Currency, or any integral multiple of $1,000,000, (pound)1,000,000, or
     (euro)1,000,000, or a similar rounded amount to be determined for any other Eligible Currency by the Administrative Agent, as appropriate, in excess thereof.

          (vi) Each designation of an Interest Option with respect to the Notes shall apply to all of the Notes ratably in accordance with their respective outstanding principal balances, except that outstanding Eurocurrency Borrowings denominated in currencies other than Dollars shall always bear interest at the Eurocurrency Rate. If any Lender assigns an interest in any of its Notes when any Eurocurrency Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such Eurocurrency Borrowing.

          (vii) For the avoidance of doubt, it is understood that no Borrower may, pursuant to this Section, (i) elect to convert the currency in which any Loan is denominated or (ii) elect to convert Eurocurrency Borrowings denominated in currencies other than Dollars to Base Rate Borrowings.

     (c) Special Provisions Applicable to Eurocurrency Borrowings.


          i) Options Unlawful. If the adoption of any applicable Requirement of Law after the Effective Date or any change after the Effective Date in any applicable Requirement of Law or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any Eurocurrency Borrowing, the commitment of such Lender to establish or maintain such Eurocurrency Borrowing shall forthwith be canceled and the applicable Borrower shall forthwith, upon demand by the Administrative Agent to such Borrower, (A) convert the Eurocurrency Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (B) pay all accrued and unpaid interest to date on the amount so converted; and (C) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Requirement of Law or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion; provided, however, all such amounts shall be for the account of such Lender. If, when the Administrative Agent so notifies the Borrower, such Borrower has given a Rate Designation Notice specifying a Eurocurrency Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

          (ii) Increased Cost of Borrowings. If the adoption after the Effective Date of any applicable Requirement of Law or any change after the Effective Date in any applicable Requirement of Law or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurocurrency Rate:

               (A) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any Eurocurrency Borrowing; or

               (B) impose, modify, increase or deem applicable any reserve requirement (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation
          D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

                    (C) impose on any Lender any other condition regarding any
               Eurocurrency Borrowing;


     and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such Eurocurrency Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by the Administrative Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), the applicable Borrower shall pay to the Administrative Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be presumed correct, absent manifest error. Each Borrower shall have the right, if it receives from the Administrative Agent any notice referred to in this paragraph, upon three Business Days' notice to the Administrative Agent (which shall notify each affected Lender), either (1) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (2) to convert the Eurocurrency Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (I) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph, (II) all accrued and unpaid interest to date on the amount so repaid or converted, and (III) any Funding Loss which any Lender may incur as a result of such repayment or conversion; and further provided that all such amounts shall be for such Lender's account. Each Lender will notify the applicable Borrower through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower through the Administrative Agent) will designate a different lending office of such Lender for the applicable Eurocurrency Borrowing or will take such other action as the applicable Borrower may reasonably request if such designation or action is consistent with legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender; (provided that no such Lender shall have any obligation so to designate a different lending office that is not located in the United States of America).

          (iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, the Administrative Agent (or, in the case of clause (B) below, the applicable Lender) shall have determined (which determination shall be presumed correct with respect to each Borrower, absent manifest error) that:

               (A) the Administrative Agent is unable through its customary general practices to determine any applicable Eurocurrency Rate, or

               (B) any applicable Eurocurrency Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such Eurocurrency Borrowing hereunder for any proposed Interest Period, then the Administrative Agent shall give the applicable Borrower notice thereof and thereupon, (1) any Rate Designation Notice previously given by such Borrower designating the applicable Eurocurrency Borrowing which has not commenced as of the date of such notice from the Administrative Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (2) until the Administrative Agent shall notify such Borrower that the circumstances giving rise to such notice from the Administrative Agent no longer exist, each Rate Designation Notice requesting the applicable Eurocurrency Rate shall be deemed a request for a Base Rate Borrowing, and any applicable Eurocurrency Borrowing then outstanding shall be converted, without any notice to or from any Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

          (iv) Funding Losses. Each Borrower shall indemnify each applicable Lender against and hold each applicable Lender harmless from any Funding Loss relating to Loans to such Borrower. This indemnity shall survive the payment of the Notes. A certificate of any Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to the applicable Borrower shall be presumed correct with respect to such Borrower, absent manifest error.

          (v) Market Disruption. Notwithstanding the satisfaction of all conditions referred to herein with respect to any proposed Eurocurrency Borrowing in any Eligible Currency other than Dollars, if there shall occur on or prior to the date of such Eurocurrency Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Lenders make it impracticable for such Eurocurrency Borrowing to be denominated in the Eligible Currency specified by a Borrower, then the Administrative Agent shall forthwith give notice thereof to the U.S. Borrower and the Lenders, and such Loans shall not thereafter be denominated and funded in such Eligible Currency but shall, except as otherwise set forth in Article II, be made on such date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Request for Extension of Credit, as the case may be, as Base Rate Loans to the U.S. Borrower, unless the U.S. Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Eligible Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Majority Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Request for Extension of Credit, as the case may be.

          (d) Additional Interest on Eurocurrency Loans. Each Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Loans, additional interest on the unpaid principal amount of each Eurocurrency Loan, from the effective date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurocurrency Rate for the Interest Period for such Loan from (B) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest payable to any Lender shall be determined by such Lender and notified to such Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be presumed correct in the absence of manifest error, and be accompanied by any evidence indicating the need for such additional interest as such Borrower may reasonably request).


          (e) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any Eurocurrency Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to any Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Alternate Base Rate that is based on the prime rate announced by the Administrative Agent shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Maximum Lawful Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Maximum Lawful Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which such interest accrued.

          (f) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurocurrency Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate for such Interest Period.


                                   ARTICLE IV
                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; TAXES

     SECTION 4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, and other amounts to be made by any Borrower hereunder, under the Notes and under the other Loan Documents shall be made without set off or counterclaim in the Designated Currency for the Loan being paid, in immediately available funds, to the Administrative Agent at the Principal Office (or in the case of a successor Administrative Agent, at the principal office of such successor Administrative Agent in the United States or England, as appropriate), not later than 11:00 a.m., Houston, Texas time, on the date on which such payment shall become due (each such payment made after such time on such due date and time to be deemed to have been made on the next succeeding Business Day).

     (b) Each Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the Administrative Agent the Obligations payable by such Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by the Administrative Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If the Administrative Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by the Administrative Agent if such payment is received prior to 11:00 a.m., Houston, Texas time (or on the next succeeding Business Day with respect to payments which are received after such time), the Administrative Agent shall pay to the applicable Lender interest on such amount from such date at a rate of interest per annum equal to the Federal Funds Rate.

     (c) If the due date of any payment hereunder or under any other Loan Document falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the definition of "Interest Period" set forth in Section 1.01) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     (d) Notwithstanding the foregoing, in no event shall the compensation payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement and the other Loan Documents exceed the Maximum Lawful Rate.

     SECTION 4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 shall be made ratably from the Lenders in accordance with their respective Commitments; (b) each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.03 shall be applied, pro rata, according to the Lenders' respective Commitments; and (c) each payment by any Borrower of principal of or interest on the Loans shall be made to the Administrative Agent for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by such Lenders.

     SECTION 4.03. Certain Actions, Notices, Etc. Notices to the Administrative Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m., Houston, Texas time, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:


                                                                               Number of Business
                   Type of Action or Notice                                     Days Prior Notice
                   ---------------------------------------                     ------------------
                   Termination or Reduction of Commitments                              3

                   Loan Prepayment - Alternate Base Rate                                2

                   Loan Prepayment - Eurocurrency Rate                                  3

                   Borrowing Request - Alternate Base Rate                          same day

                   Eurocurrency Rate Designation                                        4

Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice.


     SECTION 4.04. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or a Borrower prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the applicable Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be, which notice shall be effective upon receipt, that such payor does not intend to make such required payment to the Administrative Agent, the Administrative Agent may assume that such required payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if such payor has not in fact made such required payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available by the Administrative Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate of interest per annum, for any Borrower, equal to the Alternate Base Rate or the Eurocurrency Rate as applicable and, for any Lender, equal to (a) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (b) in respect of Obligations which are denominated in an Eligible Foreign Currency, the Eurocurrency Rate less any Margin Percentage.

     SECTION 4.05. Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, any right of setoff or Lien granted under Section 9.02), banker's Lien, counterclaim or similar right, or otherwise (other than a setoff right in connection with any credit extended by such Lender outside this Agreement)), it shall promptly purchase from the other Lenders participations in the Loans made or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

     SECTION 4.06. Taxes.


     (a) No Deduction for Certain Taxes. Any and all payments by the Borrowers shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding in the case of each Lender and the Administrative Agent (i) taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which such Lender's Applicable Lending Office is located or any political subdivision of any such jurisdiction and (ii) any taxes imposed by the United States of America, the United Kingdom, or the Netherlands by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable on the Effective Date (or, in the case of a Lender which becomes a party to this

Agreement after the Effective Date, on the date such Lender becomes a party to this Agreement), to payments to be made to such Lender or the Administrative Agent (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 4.06(a)), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that if a Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's or Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 4.06 and such Lender or Administrative Agent could have provided such forms, no such increase shall be required; (ii) such Borrower shall make such deductions or withholdings; and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Other Taxes. In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Indemnification. Each Borrower indemnifies each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.06) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes were correctly or legally asserted), in either case, attributable to such Borrower. Each payment required to be made by a Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date such Borrower receives written demand detailing the calculation of such amounts therefor from Administrative Agent on behalf of itself as Administrative Agent or any such Lender. If any Lender or the Administrative Agent receives a refund in respect of any taxes paid by a Borrower under this paragraph (c), such Lender or Administrative Agent, as the case may be, shall promptly pay to such Borrower its share of such refund.

     (d) Evidence of Tax Payments. Each Borrower will remit to the appropriate tax authority, prior to delinquency, all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes or Other Taxes, such Borrower will furnish to the Administrative Agent, at the Principal Office located in the United States, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

     (e) Foreign Lender Withholding Exemption.


          (i) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the U.S. Borrower and the Administrative Agent on the Effective Date or upon the effectiveness of any Assignment and Acceptance by which it becomes a party to this Agreement (i) two duly completed copies of United States Internal Revenue Service Form W-8ECI, W-8BEN, W-8EXP or W-8IMY or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and (ii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by a Borrower. Each Lender which delivers to the U.S. Borrower and the Administrative Agent a Form W-8ECI, W-8BEN, W-8EXP or W-8IMY pursuant to the preceding sentence further undertakes to deliver to the U.S. Borrower and the Administrative Agent two further copies of such form on or before the date that any such form expires (currently, three successive calendar years for Form W-8BEN or Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may reasonably be requested by the U.S. Borrower and the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the U.S. Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Each Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms (whether such failure is the result of any event described in the immediately preceding sentence having occurred or for any other reason) and shall not be required to pay any additional amounts pursuant to paragraph (a) or indemnify a Lender pursuant to paragraph (c) with respect to such withheld tax.

          (ii) (A) Each Lender that is not a "bank" (as defined in Section 349 of the United Kingdom Income and Corporation Taxes Act of 1988) subject to United Kingdom corporation tax as respects interest payments to it pursuant to this Agreement (each a "Non-U.K. Bank") shall deliver to the Borrower and the Administrative Agent within 120 days of the close date, appropriate documentation establishing that such Non-U.K. Bank is entitled to exemption (regardless of such Lender's Applicable Lending Office) from United Kingdom withholding tax in respect of interest payments hereunder under a United Kingdom tax treaty with the appropriate jurisdiction, or establishing that it is otherwise entitled to receive payments without such withholding, and shall deliver an appropriate official document completed and signed by such Lender claiming an exemption from United Kingdom withholding taxes.


               (B) Each Lender that is a "bank" (as defined in Section 349 of the United Kingdom Income and Corporation Taxes Act of 1988) (each a "U.K. Bank") shall complete and deliver to the U.K. Borrower and the Administrative Agent a statement signed by an authorized signatory of such U.K. Bank, and other documentation reasonably required to the effect that it is subject to United Kingdom corporation tax on interest payable to it pursuant to this Agreement and no United Kingdom withholding tax is required in respect of such interest.

               (C) Within 90 days after receipt of the written request of the U.K. Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which in each such case can be reasonably furnished by such Lender consistent with the facts and which are reasonably necessary to assist any Borrower, Lender or Administrative Agent in applying for refunds of Taxes or Other Taxes remitted by such Borrower hereunder.

          (iii) The Dutch Borrower and the U.S. Borrower represent that, under the domestic laws of the Netherlands, no withholding tax is payable on payments of interest, fees, or principal made by the Dutch Borrower under this Agreement. Further, the Administrative Agent and each Lender may rely upon the opinion of Stibbe Simont Monahan Duhot, special Dutch counsel to the Obligors, dated as of the Execution Date, which contains an opinion supporting the immediately preceding sentence.

     (f) Repayment under Certain Circumstances. If a Borrower is required by any law or regulation to make any deduction or withholding from any sum payable by it under this Agreement and is prevented by law from fulfilling the related gross-up obligation, if any, upon written notice to such Borrower from the Administrative Agent (which shall give such notice if, and only if, so requested by any Lender) the relevant Loans shall be repaid within 30 days of the date such notice is received by such Borrower together with accrued interest and any amounts owing under Section 3.03.

     (g) Mitigation. Each Lender shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender. Each Lender will notify the applicable Borrower through the Administrative Agent of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section
4.06 as promptly as reasonably practicable, and in any event within 120 days after it becomes aware thereof, and determines to request such compensation.


     (h) Substitution of Lender. Anything in this Section 4.06 notwithstanding, if any Lender elects to require payment by any Borrower of any amount under this
Section 4.06, the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that the applicable Borrower shall have arranged for an

Eligible Assignee, which Eligible Assignee shall have been approved in writing by the Administrative Agent, to become a substitute Lender concurrently with such termination for all purposes under this Agreement in the manner provided in
Section 12.06; and provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Administrative Agent of such intention and the remaining Lenders shall have the option, but no obligation, for a period of 10 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

     SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan for the account of the U.S. Borrower, the U.K. Borrower, the Dutch Borrower, or other Subsidiary Borrower is subject to the following conditions:

          (a) The Administrative Agent shall have received the following:

          (i) this Agreement executed by each party hereto;

          (ii) the appropriate Notes of each of the U.S. Borrower, the U.K. Borrower, the Dutch Borrower, and each other Subsidiary Borrower, if any, payable to each Lender, duly completed and executed and dated the Execution Date;

          (iii) a certificate of a Responsible Officer and of the secretary or an assistant secretary of each Obligor or of its (managing) general partner or managing member, as the case may be, dated the date of the initial Credit Event and certifying, inter alia, (A) true and complete copies of the bylaws and certificate of incorporation or other similar organizational documents, each as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and the Loans to be made hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the date of the initial Credit Event and (3) authorizing officers of such Person or of its (managing) general partner or managing member, as the case may be, to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Person or of its (managing) general partner or managing member, as the case may be, executing any documents on its behalf and (C) (1) that the representations and warranties made by such Obligor in any Loan Document to which such Person is a party and which will be delivered at or prior to the date of the initial Credit Event are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Person, and (3) the absence of the occurrence and continuance of any Default or Event of Default;

          (iv) favorable, signed opinions addressed to the Administrative Agent and the Lenders dated the date of the initial Credit Event from (A) Fulbright & Jaworski L.L.P., counsel to the Obligors, (B) Dickson Minto W.S., special U.K. counsel to the Obligors, and (C) Stibbe Simont Monahan Duhot, special Dutch counsel to the Obligors, each given upon the express instruction of the Obligors;

          (v) letters from Corporation Service Company in form and substance satisfactory to the Administrative Agent and the Lenders evidencing the obligation of Corporation Service Company to accept service of process in the State of Texas on behalf of each Obligor that is not authorized to do business as a foreign corporation in the State of Texas; and

          (vi) copies of the articles or certificates of incorporation or other similar organizational documents of each Obligor certified as of a recent date by the appropriate Governmental Authority and certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation or other foreign entity, as applicable, of each Obligor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect.

     (b) The Administrative Agent shall have received evidence satisfactory to it that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

     (c) The U.S. Borrower shall have paid (i) to the Administrative Agent and the Lenders, as applicable, all fees and expenses agreed upon by such parties to be paid on or prior to the Execution Date, and (ii) to Bracewell & Patterson, L.L.P. pursuant to Section 12.03 all fees and disbursements invoiced at or before 10:00 a.m. (Houston, Texas time) on the Execution Date by said firm to the U.S. Borrower, on the date of the initial Credit Event.

     SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Lenders to make any Loan (including any Loan made on the date of the initial Credit Event) is subject to the further conditions precedent that on the date of such Credit Event:

     (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied.


     (b) The representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan (unless such representation and warranty expressly relates to an earlier date), and the Obligors shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects by Borrower's delivery of a Request for Extension of Credit.

     (c) The Administrative Agent shall have received a duly executed Request for Extension of Credit as to the Loan by the time and on the Business Day specified under Section 4.03.

     (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

     (e) The Administrative Agent and the Lenders shall have received such other approvals, opinions or documents as the Administrative Agent or the Majority Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of the Obligors to each of the Lenders that all of the conditions specified in this Section 5.02 above exist as of that time.

     SECTION 5.03. Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans, the U.S. Borrower represents and warrants as to itself and the other Obligors (such representations and warranties to survive any investigation and the making of the Loans) to the Lenders and the Administrative Agent as follows:

     SECTION 6.01. Organization and Qualification. Each Borrower and each Material Subsidiary (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate, partnership or other power and authority to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, together with all such other failures of the Obligors and their Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the corporations and other entities named in Schedule 6.01 are all of the Material Subsidiaries of the U.S. Borrower, such Schedule (x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and (ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by each Obligor, and
(y) accurately sets forth the jurisdictions of their respective incorporation or organization and jurisdictions in which they are required to be qualified as foreign corporations, foreign partnerships or other foreign entities to do business.

     SECTION 6.02. Authorization, Validity, Etc. Each Obligor has the corporate, partnership or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of each Borrower, to obtain the Loans, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf. This Agreement has been duly and validly executed and delivered by or on behalf of each Obligor party hereto and constitutes valid and legally binding agreements of such Obligor enforceable against such Obligor in accordance with the terms hereof, and the Notes and the other Loan Documents to which such Obligor is a party, when duly executed and delivered by or on behalf of such Obligor, will constitute valid and legally binding obligations of such Obligor enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

     SECTION 6.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any Governmental Authority, is necessary for the valid execution, delivery or performance by any Obligor of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

     SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. Neither the execution, delivery and performance by any Obligor of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its consolidated Subsidiaries is party or by which any property or asset of it or any of its consolidated Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that collectively for all Obligors will not have a Material Adverse Effect or (c) will violate any provision of the organizational documents of any Obligor.

     SECTION 6.05. Title to Assets. The U.S. Borrower and each consolidated Subsidiary has good and indefeasible title to its assets, except for such defects in title as would not in the aggregate have a Material Adverse Effect. As of the Effective Date, the property of the U.S. Borrower and the Subsidiaries is subject to no Liens, except Permitted Liens.

     SECTION 6.06. Litigation. Except for actions, suits or proceedings described in the filings made by the U.S. Borrower with the Securities and Exchange Commission pursuant to the Exchange Act, as of the Effective Date there are no actions, suits or proceedings pending for which service of process has been accomplished or, to the best knowledge of any Obligor, threatened with respect to any Obligor, the Loan Documents or any transactions contemplated therein that are reasonably likely to have (individually or collectively) a Material Adverse Effect.

     SECTION 6.07. Information; Financial Statements. All information heretofore furnished by the U.S. Borrower to the Administrative Agent or any Lender in connection with this Agreement, as affected by the disclosures made herein, in the other Loan Documents and in the filings made by the U.S. Borrower with the Securities and Exchange Commission pursuant to the Exchange Act, did not as of the date thereof and will not as of the date of the initial Credit Event hereunder, when read together and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect. Since December 31, 2000 there has been no material adverse change in the financial condition, business or operations of the U.S. Borrower and the Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08. Investment Company Act. Neither the U.S. Borrower nor any of the Subsidiaries is, or is regulated as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     SECTION 6.09. Public Utility Holding Company Act. Neither the U.S. Borrower nor any of the Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Obligor's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.10. ERISA. (a) The U.S. Borrower, and each ERISA Affiliate has maintained and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect. Neither the U.S. Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the U.S. Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the U.S. Borrower or any ERISA Affiliate pursuant to Title I or IV of ERISA Sections 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would in the aggregate reasonably be expected to have a Material Adverse Effect.

     (b) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), in excess of $25,000,000, whether or not waived, exists or is expected to be incurred with respect to any Plan.

     (c) The U.S. Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that in the aggregate would reasonably be expected to have a Material Adverse Effect.

     (d) All contributions have been timely made to all employee benefit plans, as defined in Section 3 of ERISA, except for such failures as would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. Tax Returns and Payments. Each Borrower and each Material Subsidiary has caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (collectively for the Borrowers and the Material Subsidiaries) would not have a Material Adverse Effect. No material income tax liability of any Borrower or any Material Subsidiary has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the Borrowers and the Subsidiaries.

     SECTION 6.12. Requirements of Law; Environmental Matters.

     (a) The U.S. Borrower and each consolidated Subsidiary is in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such noncompliances which, in the aggregate for the U.S. Borrower and all such consolidated Subsidiaries, would not have a Material Adverse Effect.

     (b) The U.S. Borrower monitors, in the ordinary course of its business, the effect of existing Environmental Laws, and each claim asserted against it or any Subsidiary by any Governmental Authority alleging potential liability or responsibility for violation of any Environmental Law, on its business operations and properties. As a result thereof, the U.S. Borrower has reasonably concluded that such Environmental Laws and any such claims would not, in the aggregate, for the U.S. Borrower and its consolidated Subsidiaries have a Material Adverse Effect.

     SECTION 6.13. Purpose of Loans.

     (a) All proceeds of the Loans will be used by a Borrower for the purposes set forth in Section 2.06.

     (b) None of the proceeds of the Loans under this Agreement were or will be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation
U. Neither any Obligor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation T, U or X, or any other regulation of the Board or to violate the Exchange Act. Margin stock did not on the Execution Date, and does not now, constitute more than 25% of the assets of the U.S. Borrower or any other Obligor.

     SECTION 6.14. Designation of this Agreement and the Obligations. The Obligations under this Agreement and under the other Loan Documents constitute "Designated Senior Indebtedness" (as such phrase is used in the October 1997 Debenture Indenture) and are pari passu to Indebtedness under the May 1996 Debenture Indenture.

     SECTION 6.15. No Default. No Default or Event of Default has occurred and is continuing.



                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

     The U.S. Borrower covenants and agrees that prior to the termination of this Agreement it will duly and faithfully perform, and cause its Subsidiaries to perform, each and all of the following covenants:

     SECTION 7.01. Information Covenants. The U.S. Borrower will furnish or cause to be furnished to the Administrative Agent and each Lender:

     (a) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year the Form 10-Q, or its equivalent, of the U.S. Borrower.

     (b) As soon as available, and in any event within 120 days after the close of each fiscal year, the Form 10-K, or its equivalent, of the U.S. Borrower for such fiscal year and certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and the Majority Lenders, whose certification shall be without qualification or limitation.

     (c) Promptly upon the mailing thereof to the shareholders of the U.S. Borrower generally, copies of all financial statements, reports and proxy statements so mailed and copies of all press releases.

     (d) Promptly, and in any event within ten Business Days after any Responsible Officer of any Obligor obtains knowledge of

          (i) any event or condition which would reasonably be expected to have a Material Adverse Effect; or

          (ii) any event or condition which constitutes a Default or an Event of Default; or

          (iii) the occurrence of a Change of Control or Change of Control
     Event;

a notice of such event or condition, specifying the nature thereof.

     (e) At the time of the delivery of the financial statements provided for
(i) in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the U.S. Borrower in the form of Exhibit 7.01 to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall also set forth calculations required to establish whether the U.S. Borrower was in compliance with the provisions of Article VIII as at the end of such fiscal quarter or fiscal year, as the case may be and (ii) in Section 7.01(b), to the extent there has been any change in the information previously furnished to the Administrative Agent and the Lenders on Schedule 6.01, a revised Schedule 6.01.

     (f) Promptly, and in any event within 30 days after any Responsible Officer of any Obligor obtains knowledge thereof, notice:

          (i) of the occurrence or expected occurrence of any material Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan, or

          (ii) of the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan which termination, reorganization or insolvency would reasonably be expected to have a Material Adverse Effect, except that no notice shall be required with respect to the merger of a defined contribution plan of one ERISA Affiliate into a defined contribution plan of another ERISA Affiliate.

     (g) From time to time and with reasonable promptness, such other information or documents (financial or otherwise) with respect to the U.S. Borrower or any Subsidiary as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

     SECTION 7.02. Books, Records and Inspections. The U.S. Borrower will, and will cause each of its Material Subsidiaries to, permit, or cause to be permitted, any Lender, upon written notice, to visit and inspect any of the properties of the U.S. Borrower and the Subsidiaries, to examine the corporate books and financial records of the U.S. Borrower and the Subsidiaries and to discuss the affairs, finances and accounts of any such corporations with a Responsible Officer of the U.S. Borrower and such Subsidiaries, all at such reasonable times and as often as such Lender(s), through the Administrative Agent, may reasonably request.

     SECTION 7.03. Insurance and Maintenance of Properties. The U.S. Borrower will, and will cause each of the Obligors to, maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties, risks and contingencies (including business interruption insurance) and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated.


     SECTION 7.04. Payment of Taxes and other Claims. The U.S. Borrower will, and will cause each of the Material Subsidiaries and each Subsidiary Borrower to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the U.S. Borrower or such Material Subsidiary or Subsidiary Borrower, as applicable, or upon the income, profits or property of the U.S. Borrower or such Material Subsidiary or

Subsidiary Borrower, as applicable, except for (i) such taxes, assessments as would not, individually or in the aggregate, have a Material Adverse Effect and
(ii) any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     SECTION 7.05. Existence. Except as expressly permitted pursuant to Section 8.02, the U.S. Borrower will, and will cause each of the Obligors to, do all things necessary to preserve and keep in full force and effect the corporate, partnership or other existence, rights and franchises of the U.S. Borrower and each of the Obligors, as applicable.

     SECTION 7.06. ERISA Information and Compliance. Except with respect to matters described in clauses (a), (c) and (d) below which would not reasonably be expected to have a Material Adverse Effect, the U.S. Borrower will promptly furnish to Administrative Agent: (a) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under ERISA and any notice from the PBGC under ERISA of an intent to terminate or appoint a trustee to administer any Plan, (b) if requested by the Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (c) immediately upon becoming aware of the occurrence of any Reportable Event, or of any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the applicable Borrower or the applicable ERISA Affiliate specifying the nature thereof, what action the applicable Borrower or the applicable ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (d) promptly after the filing or receiving thereof by any Borrower or any ERISA Affiliate, any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (e) each request for waiver of the funding standards or extension of the amortization periods required by ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any ERISA Affiliate to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. The U.S. Borrower covenants that it shall and shall cause each ERISA Affiliate to comply, with respect to each Plan and Multiemployer Plan, with all applicable provisions of ERISA and the Code, except to the extent that any failure to comply would not reasonably be expected to have a Material Adverse Effect.


     SECTION 7.07. Capital Adequacy. If any Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the Effective Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or other commitments of this type, then, upon demand by such Lender (with a copy of any such demand to the Administrative Agent), the U.S. Borrower shall immediately pay to Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender, in light of such circumstances, with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement. A certificate as to such amount and detailing the calculation of such costs shall be submitted to the U.S. Borrower by such Lender, such certificate to be presumed correct for all purposes, absent manifest error.

     SECTION 7.08. Subsidiaries. The U.S. Borrower covenants that the Subsidiaries identified on Schedule 6.01 are the only Material Subsidiaries as of the Execution Date. Should any Subsidiary, subsequent to the date hereof, become a Material Subsidiary, the U.S. Borrower shall deliver to the Administrative Agent and the Lenders a revised Schedule 6.01 as provided in
Section 7.01(e).


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

     The U.S. Borrower covenants and agrees with the Administrative Agent and the Lenders that prior to the termination of this Agreement it will duly and faithfully perform, and cause its Subsidiaries to perform, each and all of the following covenants:

     SECTION 8.01. Material Change in Business. The U.S. Borrower will not, and will not permit its Material Subsidiaries to, engage in any material business substantially different from those carried on by the U.S. Borrower and its consolidated Subsidiaries taken as a whole on the date hereof.

     SECTION 8.02. Consolidation, Merger, or Sale of Assets, Etc. The U.S. Borrower will not, and will not permit any other Obligor to, wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, and the U.S. Borrower will not, and will not permit any consolidated Subsidiary to, sell, lease or otherwise dispose of all or substantially all of its property or assets (other than sales of inventory in the ordinary course of business) except that this Section 8.02 shall not prohibit any of the following transactions, or any agreement to effect the same:


     (a) if, at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing, the merger of any other Person with and into the U.S. Borrower or a Subsidiary, if (i) in any transaction involving the U.S. Borrower, the U.S. Borrower is the surviving Person, (ii) in any other transaction, a Wholly-Owned Subsidiary is the surviving entity, and (iii) in either case, the U.S. Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the U.S. Borrower (with respect to any merger with a Person not a consolidated Subsidiary of the U.S. Borrower) shall have delivered to the

Administrative Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

     (b) transactions and transfers of assets among or between Obligors and/or Wholly-Owned Subsidiaries or among and between Wholly-Owned Subsidiaries, in each case, not prohibited by Section 8.07; and

     (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash or otherwise on payment terms satisfactory to the applicable Borrower or Subsidiary, and
(iii) the aggregate book value of all assets of the U.S. Borrower and the Subsidiaries, taken as a whole, shall not be reduced at any time to an amount which is less than 80% of the aggregate book value of all assets of the U.S. Borrower and the Subsidiaries, taken as a whole, on December 31, 2000, as reflected on the U.S. Borrower's balance sheet dated December 31, 2000.

     SECTION 8.03. Liens. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of any Borrower or any such Subsidiary whether now owned or hereafter acquired, except Permitted Liens.

     SECTION 8.04. Indebtedness. (a) The U.S. Borrower will not create, incur or assume, or permit any of its Subsidiaries to create, incur or assume any Indebtedness, unless the U.S. Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transactions, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries as if the transaction in question had occurred on the first day of each relevant period for testing such compliance.

     (b) Notwithstanding Section 8.04(a), the aggregate principal amount of all Indebtedness of all foreign Subsidiaries (other than Indebtedness under this Agreement) at any time outstanding to any Person other than the U.S. Borrower and the Subsidiaries shall not exceed 12% of Net Worth at such time.

     SECTION 8.05. Ownership of Subsidiary Borrowers. The U.S. Borrower shall not at any time cease to own, beneficially and of record, directly or indirectly, 100% of the Capital Stock or other equity interest (except for directors' qualifying shares) of each Subsidiary Borrower.

     SECTION 8.06. Financial Covenants. (a) The U.S. Borrower will not permit Consolidated Indebtedness to exceed 50% of the Total Capitalization at the end of any fiscal quarter.

     (b) The U.S. Borrower will not permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 to 1.0.


     SECTION 8.07. Limitation on Transactions with Affiliates. The U.S. Borrower will not, and will not permit any consolidated Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Person who is not either (i) a Borrower or one of the U.S. Borrower's consolidated Subsidiaries or (ii) Weatherford\Al-Rushaid Limited, Weatherford Saudi Arabia Limited, or Universal Compression Holdings, Inc., on terms that are less favorable to the U.S. Borrower or such consolidated Subsidiary, as the case may be, than would be available in a comparable arm's length transaction. Notwithstanding the foregoing, the restrictions set forth in this covenant will not apply to (i) the payment of reasonable and customary regular fees to directors of the U.S. Borrower who are not employees of the U.S. Borrower; (ii) loans and advances to officers, directors and employees of the U.S. Borrower and the Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the U.S. Borrower and the Subsidiaries; (iii) any other transaction with any employee, officer or director of the U.S. Borrower or any of the Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the U.S. Borrower or the Board of Directors of such Subsidiary permitted by this Agreement; and (iv) customary underwriting or similar transactions with an investment banking Affiliate.

     SECTION 8.08. Restrictions on Subsidiary Dividends. The U.S. Borrower will not and will not permit any consolidated Subsidiary to enter into any agreement or contract which limits or restricts in any way the payment of any dividends or distributions by any consolidated Subsidiary of any Borrower to such Borrower or to another consolidated Subsidiary of such Borrower.

     SECTION 8.09. Debentures. Except as expressly permitted in writing by the Majority Lenders, the Borrowers will not amend, modify or obtain or grant a waiver of any provision of the October 1997 Debentures, the October 1997 Debenture Indenture, the May 1996 Debentures, or the May 1996 Debenture Indenture if such amendment, modification or waiver would be adverse to the Lenders.

     SECTION 8.10. The Debenture Indentures. The U.S. Borrower will not take any action that could result in the Obligations' failing to be classified as (a) "Designated Senior Indebtedness" (as such phrase is used in the October 1997 Debenture Indenture) or (b) pari passu to Indebtedness under the May 1996 Debenture Indenture.


                                   ARTICLE IX
                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) (i) the principal on any Note shall not be paid on the date on which such payment is due, or (ii) any payment of interest on any such Note or any other amount due hereunder or any other Loan Document shall not be paid within five calendar days following the date on which such payment of interest or such other amount is due; or

         (b) any representation or warranty made or, for purposes of Article V, deemed made by or on behalf of any Obligor herein, at the direction of any Obligor or by any Obligor in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

         (c) any Obligor shall fail to perform or observe any covenant contained in Article VIII or fails to give any notice required by Section 7.01(d) or (e); or

         (d) any Obligor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 9.01(a), Section 9.01(b) or Section 9.01(c)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to a Responsible Officer of the U.S. Borrower by the Administrative Agent or any Lender or, (ii) a Responsible Officer of any Obligor becomes aware of such failure; or

         (e) the U.S. Borrower or any of its Subsidiaries (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness or the October 1997 Debentures beyond any period of grace provided with respect thereto (not to exceed 30 days), provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $25,000,000, or (ii) defaults under any agreement or any instrument which governs the rights and remedies of Persons holding Indebtedness of the U.S. Borrower or any of its Subsidiaries with an aggregate face amount which is equal to or exceeds $25,000,000; or

         (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Borrower or any Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging any Borrower or any Material Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Borrower or any Material Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Borrower or any Material Subsidiary of any substantial part of its property, or ordering the winding up or liquidation of its affairs, the continuance of any such decree or order for relief or any such other decree or order that shall be unstayed and in effect for a period of 60 consecutive days; or

                (g) the commencement by any Borrower or any Material Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Borrower or any Material Subsidiary to the entry of a decree or order for relief in respect of any Borrower or such Material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Borrower or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by any Borrower or any Material Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Borrower or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the consent to, approval of or the admission by any Borrower or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Borrower or any Material Subsidiary in furtherance of any such action; or

         (h) there shall be commenced against any Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the assets of the any Borrower or any Material Subsidiaries which equals or exceeds $25,000,000 in value and which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) any Loan Document shall (other than with the consent of the Administrative Agent and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation thereunder; or

         (j) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) which (individually or collectively) exceeds $25,000,000, whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the U.S. Borrower, any consolidated Subsidiary or an ERISA Affiliate which (individually or collectively) exceeds $25,000,000; any required contribution to a Plan or Multiemployer Plan in excess of $25,000,000 shall not have been made within 15 days of the date such contribution is due; or the U.S. Borrower, any consolidated Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the U.S. Borrower, any consolidated Subsidiary and/or an ERISA Affiliate securing an amount(s) equal to or exceeding $25,000,000, or (ii) the U.S. Borrower, any consolidated Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $25,000,000; or

         (k) a judgment or order shall be entered against any Borrower or any Material Subsidiary, which with other outstanding judgments and orders entered against the Borrowers and the Material Subsidiaries equals or exceeds $25,000,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), and (i) within 60 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment;

then, in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following:

         (i) without notice to any Borrower or any other Person, declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Commitments;

         (ii) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower; provided, that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in Section 9.01(f) or Section 9.01(g), the Commitments shall be automatically terminated the principal amount then outstanding of and unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower; and

         (iii) exercise any or all other rights and remedies available to the Administrative Agent or any Lenders under the Loan Documents, at law or in equity.

         SECTION 9.02. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by each Obligor), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by any Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or property at any time held, and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the Obligations irrespective of whether or not such Lender or the Administrative Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth above be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the applicable Obligor, as the case may be, pro rata in accordance with their Commitments. Each Lender agrees to promptly notify the each Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Administrative Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Administrative Agent or the Lenders may have. This Section is subject to the terms and provisions of Section 4.05 and Section 12.18.

         SECTION 9.03. Preservation of Security for Unmatured Obligations. In the event that, following (a) the occurrence of an Event of Default and the exercise of any rights available to the Administrative Agent or any Lender under the Loan Documents, and (b) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and fees and all other amounts payable hereunder and under the Loan Documents shall remain outstanding and undrawn upon, the Administrative Agent shall be entitled to hold (and each Borrower and each other Obligor hereby grants and conveys to the Administrative Agent a security interest in and to) all cash or other proceeds realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity. Such proceeds shall be held for the ratable benefit of the Lenders. The rights, titles, benefits, privileges, duties and obligations of the Administrative Agent with respect thereto shall be governed by the terms and provisions of this Agreement. The Administrative Agent may, but shall have no obligation to, invest any such proceeds in such manner as the Administrative Agent, in the exercise of its sole discretion, deems appropriate. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement.

         SECTION 9.04. Other Remedies. No remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 9.05. Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lenders hereunder, the Lenders shall be entitled to convert, with two (2) Business Days' prior notice to the applicable Borrower, any and all or any part of the then unpaid and outstanding Loans denominated in a currency other than Dollars into Loans denominated in Dollars. Any such conversion shall be calculated so that the principal amount of the resulting Loans shall be the Dollar Equivalent of the principal amount of the Loan being converted on the date of conversion. Any accrued and unpaid interest denominated in such currency other than Dollars at the time of any such conversion shall be similarly converted to Dollars, and such converted Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

         SECTION 9.06. Application of Moneys During Continuation of Event of Default. (a) So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative Agent (i) from any Obligor under the Loan Documents shall, except as otherwise required by law, be distributed by the Administrative Agent on the dates selected by the Administrative Agent as follows:

         first, to payment of the unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to
         Section 13.03 and to any unpaid fees owing to the Administrative Agent;

         second, to the ratable payment of accrued but unpaid interest on the Obligations;

         third, to the ratable payment of unpaid principal of the Obligations;

         fourth, to the ratable payment of all other amounts payable by the Obligors hereunder;

         fifth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

         finally, to payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         (b) The term "unpaid" as used in this Section 9.06 shall mean all Obligations outstanding as of any such distribution date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 9.02 of which the Administrative Agent shall have been notified.

                                    ARTICLE X
                              ADMINISTRATIVE AGENT

         SECTION 10.01. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9.105 of the Uniform Commercial Code as adopted in the State of Texas and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.


         SECTION 10.02. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         SECTION 10.03. General Immunity. None of the Administrative Agent or any of its directors, officers, agents or employees shall be liable to the Borrowers or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         SECTION 10.04. No Responsibility for Loans, Recitals, etc. None of the Administrative Agent or any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent;
(d) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (e) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent agrees to provide to the Lenders copies of all information it receives from the Borrowers under Section 7.01 that is not otherwise delivered by the Borrowers to the Lenders. The Administrative Agent shall not, however, have any duty to disclose to the Lenders information that is not required to be furnished by the Borrowers or any of their Subsidiaries to the Administrative Agent at such time, but is voluntarily furnished by the Borrowers or any of their Subsidiaries to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         SECTION 10.05. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         SECTION 10.06. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of the Administrative Agent or attorneys-in-fact selected by it with reasonable care. The

Administrative Agent shall be entitled to advice of its counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         SECTION 10.07. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent.

         SECTION 10.08. Reimbursement and Indemnification. THE LENDERS AGREE TO REIMBURSE AND INDEMNIFY THE ADMINISTRATIVE AGENT RATABLY IN PROPORTION TO THEIR RESPECTIVE COMMITMENT PERCENTAGES (A) FOR ANY AMOUNTS NOT REIMBURSED BY THE BORROWERS FOR WHICH THE ADMINISTRATIVE AGENT IS ENTITLED TO REIMBURSEMENT BY THE BORROWERS UNDER THE LOAN DOCUMENTS, (B) FOR ANY AMOUNTS NOT REIMBURSED BY THE BORROWERS FOR ANY OTHER EXPENSES INCURRED BY THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS, IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION AND ENFORCEMENT OF THE LOAN DOCUMENTS, AND (C) FOR ANY AMOUNTS NOT REIMBURSED BY THE BORROWERS FOR ANY LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ENFORCEMENT OF ANY OF THE TERMS THEREOF OR OF ANY SUCH OTHER DOCUMENTS, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT. THE INDEMNIFICATION RIGHTS IN FAVOR OF THE ADMINISTRATIVE AGENT SHALL EXTEND ONLY TO COSTS AND EXPENSES INCURRED IN SUCH CAPACITIES AND SHALL NOT INCLUDE ANY COSTS AND EXPENSES INCURRED IN EITHER'S CAPACITY AS A LENDER. THE OBLIGATIONS OF THE LENDERS UNDER THIS SECTION 10.08 SHALL SURVIVE PAYMENT OF THE OBLIGATIONS AND TERMINATION OF THIS AGREEMENT.

         SECTION 10.09. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         SECTION 10.10. Rights as a Lender. In the event that the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent, in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their

Subsidiaries in which the Borrowers or any such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacities, is not obligated to remain a Lender.

         SECTION 10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Majority Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning. Upon the effectiveness of the resignation of an Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         SECTION 10.13. Other Titles. The Lead Arranger and Sole Book Runner, as listed on the cover page to this Agreement, shall not have any rights, obligations, or duties in such capacities under this Agreement and the other Loan Documents.

                                   ARTICLE XI
                             U.S. BORROWER GUARANTY

         SECTION 11.01 U.S. Borrower Guaranty. (a) In consideration of, and in order to induce the Lenders to make Loans to the Subsidiary Borrowers, the U.S. Borrower hereby absolutely, unconditionally and irrevocably guarantees in favor of all of the Lenders, the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Subsidiary Borrower Obligations and all covenants of the Subsidiary Borrowers, now or hereafter existing under this Agreement and the other Loan Documents to which any Subsidiary Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to such Subsidiary Borrower under any applicable Bankruptcy Code, fees, commissions, expenses (including reasonable attorneys' fees and expenses)), indemnities, or otherwise (all such obligations being, as applicable, the "Guaranteed Obligations"). The U.S. Borrower agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this U.S. Borrower Guaranty against the U.S. Borrower.

         (b) This U.S. Borrower Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collection and is in no way conditioned upon any attempt to collect from any Obligor or any other action, occurrence or circumstance whatsoever.

         SECTION 11.02. Continuing Guaranty. (a) The U.S. Borrower guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. The U.S. Borrower agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and Loan Documents to which any Subsidiary Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the U.S. Borrower, and that it will remain bound upon this U.S. Borrower Guaranty notwithstanding any extension, renewal or other alteration of any of the Guaranteed Obligations or such Loan Documents or any repayment and reborrowing of Loans to any Subsidiary Borrower. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the U.S. Borrower is a party, the obligations of the U.S. Borrower under this U.S. Borrower Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the U.S. Borrower, the U.K. Borrower, the Dutch Borrower, any other Subsidiary Borrower, any Obligor, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

         (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the U.S. Borrower or any other Person liable on the Guaranteed Obligations;

         (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the U.S. Borrower, the U.K. Borrower, the Dutch Borrower, any other Subsidiary Borrower, or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the U.S. Borrower or any Subsidiary Borrower, or any sale, lease or transfer of any or all of the assets of the U.S. Borrower or any Subsidiary Borrower, or any changes in the shareholders of the U.S. Borrower or any Subsidiary Borrower, or any reorganization of the U.S. Borrower or any Subsidiary Borrower;

         (iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (B) the act of creating the Guaranteed Obligations, or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations or any part thereof violate applicable usury laws,
     (E) the U.S. Borrower or any Subsidiary Borrower has valid defenses, claims, and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the U.S. Borrower or any Subsidiary Borrower, (F) the creation, performance, or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing any part of the Guaranteed Obligations or executed in connection with any of the Guaranteed Obligations , or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to any of the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

         (v) any full or partial release of the liability of the U.S. Borrower or any Subsidiary Borrower on the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged, and agreed by the U.S. Borrower that the U.S. Borrower may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and the U.S. Borrower has not been induced to enter into this U.S. Borrower Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Guaranteed Obligations or that the Administrative Agent or any Lender will look to any other Person to perform the Guaranteed Obligations;

         (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

         (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

         (viii) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the U.S. Borrower that the U.S. Borrower is not entering into this U.S. Borrower Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations;

                (x) any payment by any Subsidiary Borrower or the U.S. Borrower to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to such Subsidiary Borrower, the U.S. Borrower, or any other Person; or

                (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the U.S. Borrower or increases the likelihood that the U.S. Borrower will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the U.S. Borrower that the U.S. Borrower shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of all of the Commitments.

         (b) The U.S. Borrower further agrees that, to the fullest extent permitted by law, as between the U.S. Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of any of the Guaranteed Obligations may be accelerated as provided in Article IX for the purposes of this U.S. Borrower Guaranty, notwithstanding any stay, injunction, or other prohibition preventing such acceleration of the Guaranteed Obligations, and (ii) in the event of any acceleration of any Guaranteed Obligations as provided in Article IX, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the U.S. Borrower for the purpose of this U.S. Borrower Guaranty.

         SECTION 11.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent or any Lender with any such claimant (including any of the Subsidiary Borrowers), then the Guaranteed Obligations or any part thereof intended to be satisfied shall be reinstated and continue, and this U.S. Borrower Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the U.S. Borrower shall be liable to pay the Administrative Agent and the Lenders, and hereby do indemnify the Administrative Agent and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent or any such Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent or any such Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this U.S. Borrower Guaranty and any satisfaction and discharge of any Subsidiary Borrower by virtue of any payment, court order, or any law.

         SECTION 11.04. Waiver. The U.S. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this U.S. Borrower Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect any of the Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against any Subsidiary Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders, and the U.S. Borrower that this U.S. Borrower Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by the U.S. Borrower hereunder, to institute suit or exhaust its rights and remedies against the U.K. Borrower, the Dutch Borrower, any other Subsidiary Borrower, or any other Person, including others liable to pay the Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The U.S. Borrower hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure,
Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The U.S. Borrower hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. The U.S. Borrower expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 11.05. Full Force and Effect. This U.S. Borrower Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents to which any Subsidiary Borrower is a party and all other amounts payable under this U.S. Borrower Guaranty have been paid in full (after the termination of the Commitments). All rights, remedies and powers provided in this U.S. Borrower Guaranty may be exercised, and all waivers contained in this U.S. Borrower Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.01. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances. The remedies provided herein and the in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.02. Notices. All notices and other communications provided for herein, including any modifications of, or waivers or consents under, this Agreement (collectively, "Communications") shall be given or made on a Business Day by telecopy (confirmed by mail) or other writing and telecopied or mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section 12.02) (i) as to any Borrower, to the Administrative Agent, (ii) as to the Administrative Agent, to the U.S. Borrower, to the Subsidiary Borrowers, and to each Lender, and (iii) as to any Lender, to the U.S. Borrower, to the Subsidiary Borrowers, and to the Administrative Agent. Except as otherwise provided in this Agreement, all such Communications shall be deemed to have been duly given (a) when transmitted by telecopier, (b) when personally delivered, (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or
(d) five Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid. Notwithstanding the foregoing, Communications to the Administrative Agent pursuant to Article II, Article III, Article IV or Article X shall not be effective until received by the Administrative Agent.

         SECTION 12.03. Expenses, Etc. Whether or not any Loan is ever made, the Borrowers shall pay or reimburse within 10 days after written demand (a) the Administrative Agent for paying the reasonable fees and expenses of legal counsel to the Administrative Agent, together with the reasonable fees and expenses of each local counsel to the Administrative Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the other Loan Documents and the making of the Loans hereunder, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document; (b) the Administrative Agent for any Lien search fees, collateral audit fees, appraisal fees, survey fees, environmental study fees, and title insurance costs and premiums; (c) the Administrative Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) or any of the Obligations; (d) the Administrative Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein; (e) the Administrative Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any document referred to herein, and (f) following the occurrence and during the continuation of an Event of Default, any Lender or the Administrative Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or the Administrative Agent to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or the Administrative Agent under this Agreement or any other Loan Document, together with interest thereon at the Past Due Rate applicable to the Loans on each such amount from the due date of payment until the date of reimbursement to such Lender or the Administrative Agent.

         SECTION 12.04. Indemnity. (a) The U.S. Borrower shall indemnify the Administrative Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to this Agreement, any Loan, or any other Loan Document or (ii) any actual or proposed use by the U.S. Borrower or any Subsidiary of the proceeds of any extension of credit by any Lender hereunder and the U.S. Borrower shall reimburse each Indemnitee, upon demand for any expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee.

         (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF EACH BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, THE OBLIGATIONS OF EACH BORROWER UNDER THIS SECTION 12.04 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE PAYMENT OF THE OBLIGATIONS OR THE ASSIGNMENT OF THE NOTES.

         SECTION 12.05. Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against a Borrower unless the same shall be agreed or consented to in writing by the applicable Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase the Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitment) or subject any of the Lenders to any additional obligations;
(b) reduce the principal of, or interest on, any Loan, fee or other amount due hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.01(a); (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement (including, to change the definition of "Majority Lenders"); (e) change any provision contained in Sections 4.06(c), 12.03 or 12.04 or this Section 12.05, or (f) release any Person from liability under a guaranty. Notwithstanding anything in this Section
12.05 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Article X without the consent of the Administrative Agent to the extent it affects the Administrative Agent, as the Administrative Agent. Subject to the foregoing, the amendment or waiver of any provisions of Article VI, VII, VIII or IX may be effected with the consent of the Majority Lenders.

         SECTION 12.06. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes or Commitment, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.02, shall be determined as if such Lender had not sold such participation. No Lender that sells one or more participations to any Person shall be relieved by virtue of such participation from any of its obligations to the Borrowers under this Agreement. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder and under the other Loan Documents, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, any of the Obligations, and (iii) the release of any guarantor of or any collateral securing any of the Obligations.

         (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Commitment of the assigning Lender subject to each such assignment shall in no event be less than $10,000,000; provided that such assigning Lender shall retain at least $5,000,000 of its Commitment unless such Lender is assigning all of its Commitment and (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender, the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the U.S. Borrower must give its prior written consent, which consent shall not be unreasonably withheld. As a condition precedent to any such assignment, the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit 12.06 hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $4,000 paid by the assignee (for which the Borrowers will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitment).


         (c) By executing and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the applicable assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the applicable assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) the applicable assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in
Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the applicable assignee will, independently and without reliance upon the Administrative Agent, the applicable assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the applicable assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the applicable assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (d) The entries in the records of the Administrative Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitment of, and principal amount of the Obligations owing to, each Lender from time to time shall be presumed correct, in the absence of manifest error, and the Borrowers, Administrative Agent and the Lenders may treat each Person the name of which is recorded in the books and records of the Administrative Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

         (e) Upon the Administrative Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the applicable Borrower. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes payable to the order of such assignee in the appropriate amounts and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in the appropriate amounts. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the forms required hereunder.

         (f) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.06 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor subject, however to the provisions of Section 12.07.

         (g) Anything in this Section 12.06 to the contrary notwithstanding, any Lender may at any time, without the consent of the Administrative Agent, any Borrower or any other Person, assign and pledge all or any portion of its Commitment and the Obligation owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (h) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 12.06 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

         (i) (i) Notwithstanding anything to the contrary contained herein, any Lender (a

     "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the U.S. Borrower, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any obligation of any kind with respect to this Agreement under any circumstances whatsoever, including without limitation whether or not the related Granting Lender makes such payment. The foregoing shall not release the Granting Lender from any obligation hereunder; and the Granting Lender's liability shall be determined as if no grant to an SPC had been made by it.

         (ii) Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Lender. Each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. To the extent a SPC shall have the right to receive or give any such notice or take any such action in writing, it shall be signed by its Granting Lender as administrative agent and attorney-in-fact for such SPC and need not be signed by such SPC on its own behalf. The parties hereto may rely thereon without any requirement that the SPC sign or acknowledge the same.

         (iii) In addition, notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without the prior written consent of, the U.S. Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider or a surety, guarantee or credit or liquidity enhancement to such SPC.

         (iv) In the event that an SPC extends a Loan to a Borrower as contemplated above, such Borrower shall repay such Loan to the Administrative Agent for the account of the SPC in full on the last day of the Interest Period applicable thereto, notwithstanding any provision for repayments being affected on a basis net of re-borrowings or any other provision contained herein. The foregoing shall not release the Granting Lender from any obligation hereunder, the Granting Lender's liability to be determined as if no grant to an SPC had been made by it.

         (v) Each party hereto agrees that until the 369th day following the maturity of the last maturing commercial paper note issued or to be issued by an SPC, it will not institute, or join with others in instituting, against the SPC any involuntary bankruptcy or insolvency proceeding under any applicable bankruptcy reorganization, insolvency or similar law, as now or hereafter in effect.

         SECTION 12.07. Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Obligor to it (including any information obtained pursuant to Section 7.01) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, any Obligor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07. Each Lender will promptly notify the Borrowers of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section 12.07 and, if no Obligor is a party to any such litigation, clause (e) of this Section 12.07.

         SECTION 12.08. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Obligors in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations and the termination of the Commitments of the Lenders, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Lenders to make Loans and extend credit to the applicable Borrower shall not inure to the benefit of any successor or assign of such Borrower, except a successor or assign that becomes such in accordance with, as provided in Section 8.02.

         SECTION 12.09. Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto, shall be deemed to be contracts and agreements executed by the Obligor, the Administrative Agent and the Lenders under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and, to the extent controlling, of the United States of America.

         SECTION 12.10. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 12.11. Binding Effect. This Agreement shall become effective on the Effective Date.

         SECTION 12.12. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         SECTION 12.13. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's Principal Office located in the United States on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. The method of calculating the exchange rate contained in this
Section 12.13 shall govern and control for purposes of obtaining a judgment, notwithstanding any other provisions in this Agreement to the contrary. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the respective Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 4.05, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         SECTION 12.14. Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between, or inconsistency with, the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         SECTION 12.15. Limitation on Charges; Substitute Lenders; Non-Discrimination. Anything in Sections 3.03(c) or 7.07 notwithstanding:

         (a) no Borrower shall be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies the applicable Borrower of such costs or expenses within 90 days after the date paid or incurred; and

         (b) if any Lender elects to pass through to any Borrower any material charge or cost under such Sections or elects to terminate the availability of Eurocurrency Borrowings for any material period of time, the Borrowers may, within 60 days after the date of such event and so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Borrowers shall (i) if the Administrative Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender by all Borrowers through such date of termination (including all amounts that would be due to such Lender if such Lender's Loans were prepaid) or (ii) have arranged for an Eligible Assignee as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 12.06; provided further that, prior to substitution for any Lender, the Borrowers shall have given written notice to the Administrative Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 10 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         SECTION 12.16. Limitation of Interest. The Borrowers and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 12.16 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain,
(a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Maximum Lawful Rate. The daily interest rates to be used in calculating interest at the Maximum Lawful Rate shall be determined by dividing the applicable Maximum Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including Section 9.01 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 12.16, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Maximum Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Maximum Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the applicable Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         SECTION 12.17. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.18. Submission to Jurisdiction. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE ISSUER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH OBLIGOR, TO THE EXTENT IT IS NOT QUALIFIED TO DO BUSINESS IN TEXAS, HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 800 BRAZOS STREET, AUSTIN, TEXAS 78701, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH OBLIGOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 12.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS

AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGORS IN ANY OTHER JURISDICTION.

         (b) EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 12.19. Waiver of Jury Trial. EACH OBLIGOR, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH ISSUER (a) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         SECTION 12.20. Final Agreement of the Parties. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed as of the 26th day of April, 2001.

                                                     BORROWERS:
                                                     ---------

                                              WEATHERFORD INTERNATIONAL, INC.


                                              By: /s/ C. Paige DiMaggio
                                              Name: C. Paige DiMaggio
                                              Title: Treasurer

                                              Notice Information:
                                              ------------------
                                              515 Post Oak Blvd., Suite 600
                                              Houston, Texas 77027
                                              Attn: Paige DiMaggio
                                              Phone: 713-693-4186
                                              Fax:   713-693-4315

                                             WEATHERFORD EURASIA LIMITED


                                             By: /s/ Douglas Sedge
                                             Name: Douglas Sedge
                                             Title: Regional VP

                                              Notice Information:
                                              ------------------
                                             c/o Weatherford International, Inc.
                                             515 Post Oak Blvd., Suite 600
                                             Houston, Texas 77027
                                             Attn: Paige DiMaggio
                                             Phone: 713-693-4186
                                             Fax:   713-693-4315

                                             WEATHERFORD EURASIA B.V.


                                             By: /s/ Peter Abbink
                                             Name: P.J.B. Abbink
                                             Title: Director

                                             Notice Information:
                                             ------------------
                                             c/o Weatherford International, Inc.
                                             515 Post Oak Blvd., Suite 600
                                             Houston, Texas 77027
                                             Attn: Paige DiMaggio
                                             Phone: 713-693-4186
                                             Fax:   713-693-4315

                                              GUARANTOR:
                                              ---------

                                              WEATHERFORD INTERNATIONAL, INC.


                                              By: /s/ C. Paige DiMaggio
                                              Name: C. Paige DiMaggio
                                              Title: Treasurer

                                              Notice Information:
                                              ------------------
                                              515 Post Oak Blvd., Suite 600
                                              Houston, Texas 77027
                                              Attn: Paige DiMaggio
                                              Phone: 713-693-4186
                                              Fax:   713-693-4315

                                           ADMINISTRATIVE AGENT:
                                           --------------------

                                           BANK ONE, NA, as Administrative Agent


                                           By: /s/ Helen A. Carr
                                           Name: Helen A. Carr
                                           Title: First Vice President


                                           Notice Information:
                                           ------------------
                                           One Bank One Plaza
                                           Mail Code IL1-0634
                                           Chicago, IL 60670
                                           Attn: John Beirne
                                           Phone: 312-732-3659
                                           Fax:   312-732-4840

                                           with a copy to:

                                           910 Travis
                                           Houston, TX 77002
                                           Attn: Helen Carr
                                           Phone: 713-751-3731
                                           Fax:   713-751-3760
                                           E-mail: helen_carr@bankone.com

                                              LENDERS:
                                              -------

                                              BANK ONE, NA


                                              By: /s/ Helen A. Carr
                                              Name: Helen A. Carr
                                              Title: First Vice President


                                              Notice Information:
                                              ------------------
                                              One Bank One Plaza
                                              Mail Code IL1-0634
                                              Chicago, IL 60670
                                              Attn: John Beirne
                                              Phone: 312-732-3659
                                              Fax:   312-732-4840

                                              with a copy to:

                                              910 Travis
                                              Houston, TX 77002
                                              Attn: Helen Carr
                                              Phone: 713-751-3731
                                              Fax:   713-751-3760
                                              E-mail: helen_carr@bankone.com

                                              ABN AMRO BANK N.V.


                                              By: /s/ Stuart Murray
                                              Name: Stuart Murray
                                              Title: Group Vice President

                                              By: /s/ Frank Russo
                                              Name: Frank Russo
                                              Title: Group Vice President


                                             Notice Information:
                                             ------------------
                                             208 LaSalle Street, Suite 1500
                                             Chicago, IL 60604-1003
                                             Attn: Credit Administration
                                             Phone: 312-992-5100
                                             Fax:   312-992-5111

                                             with a copy to:

                                             Three Riverway, Suite 1700
                                             Houston, TX 77056
                                             Attn: Stuart Murray
                                             Phone: 713-964-3358
                                             Fax:   713-621-5801

                                             ROYAL BANK OF CANADA


                                             By: /s/ Jason York
                                             Name: Jason York
                                             Title: Manager

                                             Notice Information:
                                             ------------------
                                             One Liberty Plaza, 3rd Floor
                                             New York, NY 10006-1404
                                             Attn: Manager, Loans Administration
                                             Phone: 212-428-6338
                                             Fax:   212-428-2372

                                             with a copy to:

                                             2800 Post Oak Blvd.
                                             5700 Williams Tower
                                             Houston, TX 77056
                                             Attn: Jason York
                                             Phone: 713-403-5679
                                             Fax:   713-403-5624

                                             The Royal Bank of Scotland plc


                                             By: /s/ Scott Barton
                                             Name: Scott Barton
                                             Title: Sr. Vice President

                                             Notice Information:
                                             ------------------
                                             65 East 55th Street, 21st Floor
                                             New York, NY 10022
                                             Attn: Sheila Shaw / Juanita Baird
                                             Phone: 212-401-1406 (Shaw)
                                                    212-401-1420 (Baird)
                                             Fax:   212-401-1336

                                             THE BANK OF TOKYO-MITSUBISHI, LTD.


                                             By: /s/ K. Glassock
                                             Name: K. Glassock
                                             Title: VP & Manager

                                             Notice Information:
                                             ------------------
                                             1100 Louisiana Street, Suite 2800
                                             Houston, TX 77002
                                             Attn: Nadra Breir / Barrie Hogue
                                             Phone: 713-655-3847 (Breir)
                                                    713-655-3835 (Hogue)
                                             Fax:   713-658-1160

                                   CHRISTIANIA BANK OG KREDITKASSE ASA


                                   By: /s/ Valter Jonzon    /s/ Rune Kastmann
                                   Name: Valter Jonzon          Rune Kastmann
                                   Title:   SVP 90299           SVP 95266

                                   Notice Information:
                                   ------------------
                                   P.O. Box 750
                                   4004 Stavanger, Norway
                                   Attn: International Loan Administration
                                   Phone: 4722484726
                                   Fax:   4722484278
                                   E-mail: stavanger@kbank.no

                                            FIRST UNION NATIONAL BANK


                                            By: /s/ Robert R. Wetteroff
                                            Name: Robert R. Wetteroff
                                            Title: Senior Vice President

                                            Notice Information:
                                            ------------------
                                            301 S. College Street
                                            Charlotte, NC 28288
                                            Attn: Denise Nobles
                                            Phone: 704-374-4897
                                            Fax:   704-383-7201

                                            THE FUJI BANK AND TRUST COMPANY


                                            By: /s/ Yui Tanaka
                                            Name: Yui Tanaka
                                            Title: Vice President & Manager

                                            Notice Information:
                                            ------------------
                                            One Houston Center, Suite 4100
                                            1221 McKinney
                                            Houston, TX 77010
                                            Attn: Mark Polasek / Joseph Kankam
                                            Phone: 713-650-7863
                                            Fax:   713-797-0717 (Polasek)
                                                   713-759-0717 (Kankam)

                                            with a copy to:

                                            Two World Trade Center
                                            New York, NY 10048
                                            Attn: Tina Catapano
                                            Phone: 212-898-2099
                                            Fax:   212-488-8216

                                            SUNTRUST BANK


                                            By: /s/ Joseph M. McCreary
                                            Name: Joseph M. McCreary
                                            Title: AVP

                                            Notice Information:
                                            ------------------
                                            303 Peachtree Street
                                            M/C 1929, 3rd Floor
                                            Atlanta, GA 30308
                                            Attn: Roshawn Orise
                                            Phone: 404-230-1939
                                            Fax:   404-595-2730
                                            E-mail: roshawn.orise@suntrust.com

                                            ARAB BANK PLC - NEW YORK BRANCH


                                            By: /s/ Samir Tamimi
                                            Name: Samir Tamimi
                                            Title: Vice President

                                            Notice Information:
                                            ------------------
                                            520 Madison Avenue
                                            New York, NY 10022
                                            Attn: John Korthuis
                                            Phone: 212-715-9741

                                            BANK OF NEW YORK


                                            By: /s/ Craig J. Anderson
                                            Name: Craig J. Anderson
                                            Title: Vice President

                                           Notice Information:
                                           ------------------
                                           One Wall Street, 19th Floor
                                           New York, NY 10286
                                           Attn: Wynnette Williams
                                           Phone: 212-635-7921
                                           Fax:   212-635-7552

                                           with a copy to:

                                           One Wall Street, 19th Floor
                                           New York, NY 10286
                                           Attn: Craig Anderson
                                           Phone: 212-635-7547
                                           Fax:   212-635-7923
                                           E-mail: cjanderson@bankofny.com

                                           BANCA NAZIONALE DEL LAVORO S.P.A. -
                                           NEW YORK BRANCH


                                           By: /s/ Giulio Giovine
                                           Name: Giulio Giovine
                                           Title: Vice President

                                           By: /s/ Leonardo Valentini
                                           Name: Leonardo Valentini
                                           Title: First Vice President


                                           Notice Information:
                                           ------------------
                                           25 West 51st Street
                                           New York, NY 10019
                                           Attn: Anna Hernandez
                                           Phone: 212-314-0679
                                           Fax:   212-765-2978

                                          THE CHASE MANHATTAN BANK


                                          By: /s/ Robert G. Mertensotto
                                          Name: Robert G. Mertensotto
                                          Title: Managing Director

                                          Notice Information:
                                          ------------------
                                          600 Travis Street, 20th Floor
                                          Houston, TX 77002-8086
                                          Attn: Mona Foch
                                          Phone: 713-216-5911
                                          Fax:   713-216-6387
                                          E-mail: mona.foch@chase.com

                                          with a copy to:

                                          Attn:  Lily L. Tran
                                          Phone: 212-552-7319
                                          Fax:   212-552-2261

                                          WELLS FARGO BANK TEXAS, N.A.


                                          By: /s/ Scott Gildea
                                          Name: Scott Gildea
                                          Title: Relationship Manager

                                          Notice Information:
                                          ------------------
                                          1000 Louisiana Street, 3rd Floor
                                          Houston, TX 77002
                                          Attn: Scott Gildea / Carlos A. Aguilar
                                          Phone: 713-719-1389 (Gildea)
                                                 713-719-1356 (Aguilar)
                                          Fax:   713-739-1087
                                          E-mail: gildeas@wellsfargo.com
                                                 aguilarc@wellsfargo.com